                                                                  Exhibit 10.15


                           LEASE AND LEASE AGREEMENT



                                    Between



                  Carnegie 214 Associates Limited Partnership

                                 The Landlord



                                      And



                             Level 8 Systems, Inc.

                                  The Tenant



                            For Leased Premises In



                              214 Carnegie Center
                             Princeton, New Jersey

                               February 23, 2001

                               TABLE OF CONTENTS

                                                                                                                                Page
                                                                                                                                ----
1   DEFINITIONS.................................................................................................................   1
2   LEASE OF THE LEASED PREMISES................................................................................................   1
3   RENT........................................................................................................................   1
4   TERM........................................................................................................................   2
5   PREPARATION OF THE LEASED PREMISES..........................................................................................   3
6   OPTIONS.....................................................................................................................   3
7   USE AND OCCUPANCY...........................................................................................................   3
8   UTILITIES, SERVICES, MAINTENANCE AND REPAIRS................................................................................   5
9   ALLOCATION OF THE EXPENSE OF UTILITIES, SERVICES, MAINTENANCE, REPAIRS AND TAXES............................................   7
10  COMPUTATION AND PAYMENT OF ALLOCATED EXPENSES OF UTILITIES, SERVICES, MAINTENANCE, REPAIRS, TAXES AND CAPITAL
EXPENDITURES....................................................................................................................   8
11  LEASEHOLD IMPROVEMENTS, FIXTURES AND TRADE FIXTURES.........................................................................  16
12  ALTERATIONS, IMPROVEMENTS AND OTHER MODIFICATIONS BY THE TENANT.............................................................  16
13  LANDLORD'S RIGHTS OF ENTRY AND ACCESS.......................................................................................  18
14  LIABILITIES AND INSURANCE OBLIGATIONS.......................................................................................  19
15  CASUALTY DAMAGE TO BUILDING OR LEASED PREMISES..............................................................................  21
16  CONDEMNATION................................................................................................................  24
17  ASSIGNMENT OR SUBLETTING BY TENANT..........................................................................................  25
18  SIGNS, DISPLAYS AND ADVERTISING.............................................................................................  29
19  QUIET ENJOYMENT.............................................................................................................  29
20  RELOCATION..................................................................................................................  29
21  SURRENDER...................................................................................................................  30
22  EVENTS OF DEFAULT...........................................................................................................  30
23  RIGHTS AND REMEDIES.........................................................................................................  31
24  TERMINATION OF THE TERM.....................................................................................................  34

25  MORTGAGE AND UNDERLYING LEASE PRIORITY..............................  35
26  TRANSFER BY LANDLORD................................................  35
27  INDEMNIFICATION.....................................................  37
28  PARTIES' LIABILITY..................................................  38
29  SECURITY DEPOSIT....................................................  41
30  REPRESENTATIONS.....................................................  41
31  RESERVATION IN FAVOR OF TENANT......................................  42
32  TENANT'S CERTIFICATES AND MORTGAGEE NOTICE REQUIREMENTS.............  43
33  WAIVER OF JURY TRIAL AND ARBITRATION................................  45
34  SEVERABILITY........................................................  45
35  NOTICES.............................................................  45
36  CAPTIONS............................................................  45
37  COUNTERPARTS........................................................  45
38  APPLICABLE LAW......................................................  45
39  EXCLUSIVE BENEFIT...................................................  45
40  SUCCESSORS..........................................................  46
41  AMENDMENTS..........................................................  46
42  WAIVER..............................................................  46
43  COURSE OF PERFORMANCE...............................................  46

                               TABLE OF EXHIBITS



                                                                     Exhibit
                                                                     -------
Leased Premises Floor Space Diagram...................................   A
Property Description..................................................   B
Building Description..................................................   C
Building Rules and Regulations........................................   D
Definitions and Index of Definitions..................................   E
Janitorial Services Description.......................................   F
A Form of Estoppel Certificate........................................   G
HVAC Specifications...................................................   H

     LEASE AND LEASE AGREEMENT, dated as of February 23, 2001, between Carnegie 214 Associates Limited Partnership, a New Jersey limited partnership, with offices c/o Boston Properties at Suite 100, 502 Carnegie Center, Princeton, New Jersey 08540 (the "Landlord"), and Level 8 Systems, Inc., a Delaware corporation, with its principal office at 8000 Regency Parkway, Cary, North Carolina 27511 (the "Tenant").


          Subject to all the terms and conditions set forth below, the Landlord and the Tenant hereby agree as follows:


1  Definitions.  Certain terms and phrases used in this Agreement (generally
   -----------
those whose first letters are capitalized) are defined in Exhibit E attached hereto and, as used in this Agreement, they shall have the respective meanings assigned or referred to in that exhibit.


2  Lease of the Leased Premises.
   -----------------------------

     2.1 The Landlord shall, and hereby does, lease to the Tenant, and the Tenant shall, and hereby does, accept and lease from the Landlord, the Leased Premises during the Term. The Leased Premises consist of 4,882 square feet of gross rentable floor space on the third floor of 214 Carnegie Center, as more fully described in the definition of Leased Premises set forth in Exhibit E attached hereto.

     2.2 The Landlord shall, and hereby does, grant to the Tenant, and the Tenant shall, and hereby does, accept from the Landlord, the non-exclusive right to use the Common Facilities during the Term for itself, its employees, other agents and Guests in common with the Landlord, any tenants of Other Leased Premises, any of their respective employees, other agents and guests and such other persons as the Landlord may, in the Landlord's sole discretion, determine from time to time.

3  Rent.
   ----

     3.1 The Tenant shall punctually pay the Rent for the Leased Premises for the Term to the Landlord in the amounts and at the times set forth below, without bill or other demand and without any offset, deduction or, except as may be otherwise specifically set forth in this Agreement, abatement whatsoever.

     3.2 The Basic Rent for the Leased Premises during the Term shall be at the rate per year set forth below:


                     Period               Annual Rental Rate
                     ------               ------------------

           Commencement Date through           $156,224.00
           sixth month of Lease Year 3

           Balance of Term                     $165,988.00

     3.3 The Tenant shall punctually pay the applicable Basic Rent in equal monthly installments in advance on the first day of each month during the Term, with the exception of Basic Rent for the first full calendar month of the Term and for any period of less than a full calendar month at the beginning of the Term. The Tenant shall pay the Basic Rent for the first full calendar month of the Term upon execution and delivery of this Agreement. The Tenant shall punctually pay the Basic Rent for a period of less than a full calendar month at the beginning of the Term on the Commencement Date.

     3.4 The Basic Rent and the Additional Rent for any period of less than a full calendar month shall be prorated. In the event that any installment of Basic Rent cannot be calculated by the time payment is due, such portion as is then known or calculable shall be then due and payable; and the balance shall be due upon the Landlord's giving notice to the Tenant of the amount of the balance due.

     3.5 The Additional Rent for the Leased Premises during the Term shall be promptly paid by the Tenant in the respective amounts and at the respective times set forth in this Agreement.

     3.6 That portion of any amount of Rent or other amount due under this Agreement which is not paid on the day it is first due (by the tenth day after the day it is first due in the case of the first payment in any period of twelve consecutive calendar months that is not paid on the day it is first due) shall incur a late charge equal to the sum of: (i) five percent of that portion of any amount of Rent or other amount due under this Agreement which is not paid on the day it is first due and (ii) interest on that portion of any amount of Rent or other amount due under this Agreement which is not paid on the day it is first due at the Base Rate(s) in effect from time to time plus two additional percentage points from the day such portion is first due through the day of receipt thereof by the Landlord. Any such late charge due from the Tenant shall be due immediately.

     3.7 Any amount of Rent or other amount which is due upon execution and delivery of this Agreement shall be paid by the Tenant to the Landlord at the Landlord's office at Suite 100, 502 Carnegie Center, Princeton, New Jersey 08540. Otherwise, the Tenant shall make all payments of Rent or other amounts due under this Agreement to the Landlord by electronic funds (wire) transfer to FleetBoston (Boston, Massachusetts), ABA# 0ll 000 390, for credit to the account of Boston Properties L.P., account no. 522-38660, or by mail to Boston Properties Limited Partnership, P. O. Box 3557, Boston, Massachusetts 02241-3557. By notice to the Tenant from time to time, the Landlord may change the foregoing payment instructions with regard to amounts not previously paid.

4  Term.
   ----

     4.1 The Term shall commence on the Commencement Date and shall continue for five years from the beginning of the Initial Year, unless sooner terminated in accordance with section 24 of this Agreement.

     4.2 Unless the condition contemplated by subsection 4.3 of this Agreement occurs, the Commencement Date shall be March 1, 2001.

     4.3 In the event the Tenant takes possession of, or occupies, the Leased Premises for the conduct of business earlier than March 1, 2001, the Commencement Date shall be the first date of such earlier taking of possession or occupancy.

     4.4 Once it is ascertained in accordance with subsections 4.2 and 4.3 of this Agreement, the Landlord shall give prompt notice of the Commencement Date to the Tenant; and if the Tenant does not object thereto by notice given to the Landlord within 10 days of the Landlord's notice, the date set forth in the Landlord's notice shall thereafter be conclusively presumed to be the Commencement Date.

5  Preparation of the Leased Premises.
   ----------------------------------

     5.1 The Tenant shall accept the Leased Premises on the Commencement Date in its then "AS IS" condition.

6  Options.
   -------

     6.1 The Tenant shall not have any option or optional right to renew or extend the Term.

     6.2 In the event the Tenant assigns this Agreement or sublets, or licenses the use or occupancy of, the Leased Premises or any portions thereof in accordance with section 17 of this Agreement or otherwise, or attempts to do so, any type of option or optional right exercisable by the Tenant not theretofore timely and otherwise properly exercised by the Tenant shall thereupon expire.

7  Use and Occupancy.
   -----------------

     7.1 The Tenant shall occupy and use the Leased Premises during the Term exclusively for general office purposes, including, but not limited to, Tenant's business of computer software sales and services. Notwithstanding the foregoing, in the Leased Premises the Tenant shall not open for the public any operating banking facility or any lending facility of a type operated by any bank, bank holding company, savings bank, savings and loan, consumer credit lender or similar institutional lender.

     7.2 In connection with the Tenant's use and occupancy of the Leased Premises and use of the Common Facilities, the Tenant shall observe, and the Tenant shall cause the Tenant's employees, other agents and Guests to observe, each of the following:

          7.2.1 the Tenant shall not do, or permit or suffer the doing of, anything which might have the effect of creating not insignificantly increased risk of, or damage from, fire, explosion or other casualty;

          7.2.2 the Tenant shall not do, or permit or suffer the doing of, anything which would have the effect of (a) increasing any premium for any liability, property, casualty or excess coverage insurance policy otherwise payable by the Landlord or any tenant of Other Leased Premises or (b) making any such types or amounts of insurance coverage unavailable or less available to the Landlord or any tenant of Other Leased Premises;

          7.2.3 to the extent they are not inconsistent with this Agreement, the Tenant and the Tenant's employees, other agents and Guests shall comply with the Building Rules and Regulations attached hereto as Exhibit D, and with any changes made therein by the Landlord if, with respect to any such changes, the Landlord shall have given notice of the particular changes to the Tenant and such changes shall not materially adversely affect the conduct of the Tenant's business in the Leased Premises. The Landlord shall uniformly adopt and enforce the Building Rules and Regulations in a non-discriminatory manner;

          7.2.4 the Tenant and the Tenant's employees, other agents and Guests shall not create, permit or continue any Nuisance in or around the Carnegie Center Complex, the Leased Premises, the Other Leased Premises, the Building, the Common Facilities and the Property;

          7.2.5 the Tenant and the Tenant's employees, other agents and Guests shall not permit the Leased Premises to be regularly occupied by more than one individual per 200 square feet of rentable floor space of the Leased Premises;

          7.2.6 the Tenant and the Tenant's employees, other agents and Guests shall comply with all Federal, state and local statutes, ordinances, rules, regulations and orders as they pertain to the Tenant's use and occupancy of the Leased Premises, to the conduct of the Tenant's business and to the use of the Common Facilities, except that this subsection shall not require the Tenant to make any alterations, additions or other changes, including, but not limited to, structural changes that may be required thereby that are generally applicable to the Building as a whole and not to the Tenant's particular use of the Leased Premises. The parties hereby agree and acknowledge that any and all alterations, improvements, additions or other modifications, including, but not limited to, structural changes to the Common Facilities, which are not necessitated by the Tenant's use of the Leased Premises or by any alterations, improvements, additions or other modifications to the Leased Premises made by or on behalf of the Tenant, are expressly the sole obligation of the Landlord;

          7.2.7 the Tenant and the Tenant's employees, other agents and Guests shall comply with the requirements of the Board of Fire Underwriters (or successor organization) and of any insurance carriers providing liability, property, casualty or excess insurance coverage regarding the Property, the Building, the Common Facilities or any portions thereof, any other improvements on the Property and the Carnegie Center Complex, except that this subsection shall not require the Tenant to make any structural changes that may be required thereby that are generally applicable to the Building as a whole and not to the Tenant's particular use of the Leased Premises. The parties hereby agree and acknowledge that any and all alterations, improvements, additions or other modifications, including, but not limited to, structural changes to the Common Facilities, which are not necessitated by the Tenant's use of the Leased Premises or by any alterations, improvements, additions or other modifications to the Leased Premises made by or on behalf of the Tenant, are expressly the sole obligation of the Landlord;

          7.2.8 the Tenant and the Tenant's employees, other agents and Guests shall not bring or discharge any substance (solid liquid or gaseous), or conduct any activity, in or on the Carnegie Center Complex, the Property, the Building, the Common Facilities or the Leased Premises that shall have been identified by the scientific community or by any Federal, state or local statute (including, without limiting the generality of the foregoing, the Spill Compensation and Control Act (58 N.J.S.A. (S)23.11 et seq.) and the Industrial Site Recovery Act
                                  ------
(13 N.J.S.A. 1 K-6 et seq.), as they may be amended), ordinance, rule,
                   ------
regulation or order as toxic or hazardous to health or to the environment. The Landlord represents and warrants that, to the best of its knowledge, as of the Commencement Date, there are no such hazardous or toxic substances present in, on, under or about the Carnegie Center Complex, the Property, the Building, the Common Facilities or the Leased Premises, and that the Landlord is in compliance with all applicable Federal, state or local environmental statutes, rules and regulations or orders in connection with the Carnegie Center Complex, the Property, the Building, the Common Facilities and the Leased Premises;

          7.2.9 the Tenant and the Tenant's employees, other agents and Guests shall not draw electricity in the Leased Premises in excess of the rated capacity of the electrical conductors and safety devices of 3.1 watts per rentable square foot connected load, including, without limiting the generality of the foregoing, circuit breakers and fuses, by which electricity is distributed to and throughout the Leased Premises and, without the prior written consent of the Landlord in each instance, shall not connect any fixtures, appliances or equipment to the electrical distribution system serving the Building and the Leased Premises other than typical professional office equipment such as minicomputers, microcomputers, typewriters, copiers, telephone systems, coffee machines and table top microwave ovens, none of which, considered individually and in the aggregate, overall and per fused or circuit breaker protected circuit, shall exceed the above limits;

          7.2.10 on a timely basis the Tenant shall pay directly and promptly to the respective taxing authorities any taxes (other than Taxes) charged, assessed or levied exclusively on the Leased Premises or arising exclusively from the Tenant's use and occupancy of the Leased Premises; and

          7.2.11 the Tenant shall not initiate any appeal or contest of any assessment or collection of Taxes for any period without, in each instance, the prior written consent of the Landlord which, without being deemed unreasonable, the Landlord may withhold if the Building was not 90% occupied by paying tenants throughout that period or if the Tenant is not joined by tenants of Other Leased Premises that leased throughout that period, and that are then leasing, at least 80% of all Other Leased Premises, determined by their gross rentable floor space.

8  Utilities, Services, Maintenance and Repairs.
   --------------------------------------------

     8.1  The Landlord shall provide or arrange for the provision of:

          8.1.1 such maintenance and repair of the Building (except the Leased Premises and Other Leased Premises); the Common Facilities; and the building standard heating, ventilation and air conditioning systems, any plumbing systems and the electrical systems in the Building, the Common Facilities, the Leased Premises and Other Leased Premises as is customarily provided for first class office buildings in the immediate area;

          8.1.2 such janitorial services for the Building, the Leased Premises and Other Leased Premises as are set forth in Exhibit F attached hereto and such garbage removal from the Building and the Common Facilities as is customarily provided for first class office buildings in the immediate area;

           8.1.3 water to the Building and, if the appropriate plumbing has been installed therein, the Leased Premises and Other Leased Premises;

          8.1.4  sewage disposal for the Building;

          8.1.5  passenger elevator service for the Building;

          8.1.6 snow clearance from, and sweeping of, Parking Facilities and driveways which are part of the Property; and

          8.1.7 the maintenance of landscaping which is part of the Property or the Common Facilities.

     8.2  The Landlord shall provide or arrange for the provision of:

          8.2.1 such maintenance and repair of the Leased Premises as is customarily provided for leased premises in first class office buildings in the immediate area, except for refinishing walls and wall treatments, base, ceilings, floor treatments and doors in general from time to time or for gouges, spots, marks, damage or defacement caused by anyone other than the Landlord, its employees and other agents, and except for the Tenant's furniture, furnishings, equipment including, without limiting the generality of the foregoing, any supplemental air conditioning equipment installed by or at the request of the Tenant at any time, and other property;

          8.2.2 such maintenance and repair of the Other Leased Premises as is customarily provided for leased premises in first class office buildings in the immediate area, except for refinishing walls and wall treatments; base, ceilings, floor treatments and doors in general from time to time or for gouges, spots, marks, damage or defacement caused by anyone other than the Landlord, its employees and other agents, and except for the respective tenants' furniture, furnishings, equipment and other property;

          8.2.3 the electricity required for the operation of the Building, the Property and the Common Facilities during Regular Business Hours and, on a reduced service basis, during other than Regular Business Hours, and, at all times, the electricity required for the Leased Premises and Other Leased Premises;

          8.2.4 such building standard heat, ventilation and air conditioning for the Building, the Leased Premises and Other Leased Premises in accordance with the HVAC Specifications described in Exhibit G attached hereto; and

          8.2.5 heated water to the Building (except the Leased Premises and Other Leased Premises, unless the appropriate plumbing, fixtures and hot water heating units have been installed therein); and

          8.2.6 during other than Regular Business Hours, upon request faxed by the Tenant to the Landlord by 3:00 p.m. on the business day immediately prior to the day in question, Landlord shall provide heat, ventilation and air conditioning on a full service basis on such day(s) in question at a cost to the Tenant of $75.00 per hour or partial hour of use per floor; provided, however, that any such charges for the Tenant's heat, ventilation and air conditioning usage shall be proportionately reduced to reflect any simultaneous usage by tenants of Other Leased Premises on the same floor and in the same zone.

     8.3 Except as specifically set forth in subsections 8.1 and 8.2.1 of this Agreement, the Tenant shall maintain and repair the Leased Premises and any equipment above building standard installed by, or at the request of, the Tenant and keep the Leased Premises and the foregoing in as good condition and repair, reasonable wear and use excepted, as the Leased Premises are upon the respective completion of any improvements contemplated by sections 5 or 12 of this Agreement.

9  Allocation of the Expense of Utilities, Services, Maintenance, Repairs and
   --------------------------------------------------------------------------
Taxes.
------

     9.1  All Tenant Electric Charges shall be borne by the Tenant.

     9.2 Between the Commencement Date and the end of the No Pass Through Period, the Tenant's Share of all Operational Expenses and Taxes incurred during such period shall be borne by the Landlord.

     9.3 Between the day after the end of the No Pass Through Period and the end of the Term, the Tenant's Share of Operational Expenses and Taxes incurred during each annual or shorter period ending on (a) December 31 of each year and
(b) the end of the Term shall be borne as follows:

          9.3.1 the Tenant's Share of: Operational Expenses and Taxes incurred during each such period of 12 months (or shorter period), up to the amounts of Base Year Operational Expenses and Base Year Taxes, respectively (or proportional amount thereof for periods shorter than 12 months), shall be borne by the Landlord; and

          9.3.2 the Tenant's Share of: the amounts by which Operational Expenses and Taxes incurred during each such period of 12 months (or shorter period) exceed Base Year Operational Expenses and Base Year Taxes, respectively (or proportional amount thereof for periods shorter than 12 months) shall be allocated to, and borne by, the Tenant as more specifically set forth in section 10 of this Agreement.

10  Computation and Payment of Allocated Expenses of Utilities, Services,
    ---------------------------------------------------------------------
Maintenance, Repairs, Taxes and Capital Expenditures
----------------------------------------------------

     10.1 The Tenant shall promptly pay the following additional amounts to the Landlord at the respective times set forth below:

          10.1.1 commencing with the first day after the end of the No Pass Through Period, and on the first day of each month thereafter during the Term, one-twelfth of the Tenant's Share of the amount by which Taxes for the then current calendar year exceeds Base Year Taxes, computed in accordance with subsection 10.5 of this Agreement;

          10.1.2 within 20 days of the Landlord's giving notice to the Tenant after the close of each calendar year closing during the Term, commencing with the first calendar year closing after the close of the No Pass Through Period, and after the end of the Term, the Tenant's Share of the difference between the Landlord's previously projected amount of Taxes for such period and the actual amount of Taxes for such period, in either case in excess of Base Year Taxes, computed in accordance with subsection 10.6 of this Agreement (unless such difference is a negative amount, in which case the Landlord shall credit such difference against any amounts next due from the Tenant under subsections 10.1.1 and 10.5 of this Agreement);

          10.1.3 commencing with the first day after the end of the No Pass Through Period, and on the first day of each month thereafter during the Term, one-twelfth of the Tenant's Share of the amount by which operational Expenses for the then current calendar year exceed Base Year Operational Expenses, computed in accordance with subsection 10.7 of this Agreement;

          10.1.4 within 20 days of the Landlord's giving notice to the Tenant after the close of each calendar year closing during the Term, commencing with the first calendar year closing after the close of the No Pass Through Period, and after the end of the Term, the Tenant's Share of the difference between the Landlord's previously projected amount of Operational Expenses for such period and the actual amount of Operational Expenses for such period, in either case in excess of Base Year Operational Expenses, computed in accordance with subsection
10.8 of this Agreement (unless such difference is a negative amount, in which case the Landlord shall credit such difference against any amounts next due from the Tenant under subsections 10.1.3 and 10.7 of this Agreement);

          10.1.5 commencing with the first day of the first month after the Landlord gives any notice contemplated by subsection 10.9 of this Agreement to the Tenant and continuing on the first day of each month thereafter until the earlier of (a) the end of the Term or (b) the last month of the useful life set forth in the respective notice, one-twelfth of the Tenant's Share of any Annual Amortized Capital Expenditure, computed in accordance with subsection 10.9 of this Agreement;

          10.1.6 on the first day of each month during the Term, the monthly Tenant Electric Charges, computed in accordance with subsection 10.10 of this Agreement; and

          10.1.7 within twenty (20) days when billed therefor by the Landlord, the amount of any expense which would otherwise fall within the definition of Operational Expenses, but which is specifically paid or incurred by the Landlord for operation and maintenance of the Building, the Common Facilities or the Property outside Regular Business Hours at the specific request of the Tenant or the amount of any expenditure incurred for maintenance or repair of damage to the Building, the Common Facilities, the Property, the Leased Premises or the Other Leased Premises caused directly or indirectly, in whole or in part, by the active or passive negligence or intentional act of the Tenant or any of its employees, other agents or Guests.

     10.2 "Operational Expenses" means all expenses paid or incurred by the Landlord in connection with the Property, the Building, the Common Facilities and any other improvements on the Property and their operation and maintenance, (other than Taxes (which are separately allocated to the Tenant in accordance with subsections 10.1.1 and 10.1.2 of this Agreement), Capital Expenditures (which are separately allocated to the Tenant in accordance with subsection
10.1.5 of this Agreement) and those expenses contemplated by subsections 10.1.6 and 10.1.7 of this Agreement) including, without limiting the generality of the foregoing:

          10.2.1  Utilities Expenses;

          10.2.2 the expense of providing the services, maintenance and repairs contemplated by subsections 8.1, 8.2.1 and 8.2.2 of this Agreement, whether furnished by the Landlord's employees or by independent contractors or other agents;

          10.2.3 wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law or union agreement (or, if the employees or any of them are not represented by a union, then payments for benefits comparable to those generally required by union agreement in first class office buildings in the immediate area which are unionized) made to or on behalf of any employees of Landlord performing services rendered in connection with the operation and maintenance of the Building, the Common Facilities and the Property, including, without limiting the generality of the foregoing, elevator operators, elevator starters, window cleaners, porters, janitors, maids, miscellaneous handymen, watchmen, persons engaged in patrolling and protecting the Building, the Common Facilities and the Property, carpenters, engineers, firemen, mechanics, electricians, plumbers, other tradesmen, other persons engaged in the operation and maintenance of the Building, Common Facilities and Property, Building superintendent and assistants, Building manager, and clerical and administrative personnel;

          10.2.4 the uniforms of all employees and the cleaning, pressing and repair thereof;

          10.2.5 premiums and other charges incurred by Landlord with respect to all insurance relating to the Building, the Common Facilities and the Property and the operation and maintenance thereof, including, without limitation: property and casualty, fire and extended coverage insurance, including windstorm, flood, hail, explosion, other casualty, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance; public liability insurance; elevator, boiler and machinery insurance; excess liability coverage insurance; use and occupancy insurance; workers' compensation and health, accident, disability and group life insurance for all employees; and casualty rent insurance;

          10.2.6 sales and excise taxes and the like upon any Operational Expenses and Capital Expenditures;

          10.2.7 management fees of any independent managing agent for the Property, the Building or the Common Facilities; and if there shall be no independent managing agent, or if the managing agent shall be a person affiliated with the Landlord, the management fees that would customarily be charged for the management of the Property, the Building and the Common Facilities by an independent, first class managing agent in the immediate area;

          10.2.8 the cost of replacements for tools, supplies and equipment used in the operation, service, maintenance, improvement, inspection, repair and alteration of the Building, the Common Facilities and the Property;

          10.2.9 the cost of repainting or otherwise redecorating any part of the Building or the Common Facilities;

          10.2.10 decorations for the lobbies and other Common Facilities in the Building;

          10.2.11 the cost of licenses, permits and similar fees and charges related to operation, repair and maintenance of the Building, the Property and the Common Facilities;

          10.2.12 an allocable share of service, replacement, repair, maintenance and other charges assessed from time to time by the Carnegie Center Owner's Association II to the Building; and

          10.2.13 any and all other expenditures of the Landlord in connection with the operation, alteration, repair or maintenance of the Property, the Common Facilities or the Building as a first-class office building and facilities in the immediate area which are properly treated as an expense fully deductible as incurred in accordance with generally applied real estate accounting practice.

The Landlord covenants and agrees that all computations of Operational Expenses shall be performed, and all records with regard to same shall be maintained, in accordance with generally applied real estate accounting practice.

     10.3 "Capital Expenditures" means the following expenditures incurred or paid by the Landlord in connection with the Property, the Building, the Common Facilities and any other improvements on the Property:

          10.3.1 all costs and expenses incurred by the Landlord in connection with retro-fitting the entire Building or the Common Facilities, or any portion thereof, to comply with any change in Federal, state or local statute, rule, regulation, order or requirement which change takes effect after the Commencement Date;

          10.3.2 all costs and expenses incurred by the Landlord for replacements (in lieu of further maintenance) of the Property, the Building or the Common Facilities or portions thereof for the purpose of continued operation of the Property, the Building and the Common Facilities as a first class office complex in the immediate area, if the Landlord shall have reasonably projected that the Capital Expenditure to be incurred for the respective replacement item will be less than the cost of projected continuing maintenance of the item to be replaced over the useful life of the replacement item to be installed; and

          10.3.3 all costs and expenses incurred by the Landlord in connection with the installation of any energy, labor or other cost saving device or system on the Property or in the Building or the Common Facilities.

     10.4 Neither "Operational Expenses" nor "Capital Expenditures" shall include any of the following:

          10.4.1 principal or interest on any mortgage indebtedness on the Property, the Building or any portion thereof or rent on any ground lease;

          10.4.2 any capital expenditure, or amortized portion thereof, other than those included in the definition of Capital Expenditures set forth in subsection 10.3 above;

          10.4.3 expenditures for any leasehold improvement which is made in connection with the preparation of any portion of the Building for occupancy by a new tenant or which is not made generally to or for the benefit of the Leased Premises and all Other Leased Premises or generally to the Building or the Common Facilities;

          10.4.4 to the extent the Landlord actually receives proceeds of property and casualty insurance policies on the Building, other improvements on the Property or the Common Facilities, expenditures for repairs or replacements occasioned by fire or other casualty to the Building or the Common Facilities;

          10.4.5 expenditures for repairs, replacements or rebuilding occasioned by any of the events contemplated by section 16 of this Agreement;

          10.4.6 expenditures for costs, including advertising and leasing commissions, incurred in connection with efforts to lease portions of the Building and to procure new tenants for the Building;

          10.4.7 expenditures for the salaries and benefits of the executive officers, if any, of the Landlord; and

          10.4.8 depreciation (as that term is used in the accounting sense in the context of generally applied real estate accounting practice) of the Building, the Common Facilities and any other improvement on the Property;

          10.4.9 services provided to other tenants of Other Leased Premises or the Tenant for which Landlord is reimbursed by the Tenant or such other tenants;

          10.4.10 services provided at greater levels to tenants of Other Leased Premises than those services provided to the Tenant or services available to such other tenants and not to the Tenant;

          10.4.11 fines and or penalties imposed on the Landlord for failure by Landlord to pay amounts when due or to comply with applicable laws, statutes, ordinances, rules, regulations or orders;

          10.4.12 costs incurred through the negligence or willful misconduct of Landlord;

          10.4.13 the cost of any work or service performed jointly for the Carnegie Center Complex and the Building, or for a facility jointly serving the Carnegie Center Complex and any other building, reasonably apportioned and fairly allocated to other than the Leased Premises;

          10.4.14 any costs included in Operational Expenses representing an amount paid to a corporation related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

          10.4.15 the cost of correcting any defects in the initial construction of the Carnegie Center Complex, Building, Common Facilities or in any other improvements on the Leased Premises or in any subsequent additions thereto; and

          10.4.16 the cost of the removal of any asbestos or hazardous materials from the Leased Premises, the Building, the Common Facilities or the Carnegie Center Complex.

     10.5 As soon as practicable after the close of the No Pass Through Period and December 31 of each year thereafter, any portion of which is during the Term, the Landlord shall furnish the Tenant with a notice setting forth:

          10.5.1 Taxes billed, or if a bill has not then been received for the entire period, the Landlord's projection of Taxes to be billed, for the then current calendar year;

          10.5.2  the amount of Base Year Taxes;

          10.5.3  the amount, if any, by which item 10.5.1 above exceeds item
10.5.2 above; and

          10.5.4  the Tenant's Share of item 10.5.3 above.

The Landlord warrants that no moratoriums, credits or discounts on real estate taxes for the Building, the Property and any improvements thereon, the Carnegie Center Complex, the Common Facilities are in effect as of the date of this Agreement for the purposes of computing Taxes.

     10.6 As soon as practicable after December 31 of each year during the Term and after the end of the Term, the Landlord shall furnish the Tenant with a notice setting forth:

          10.6.1 the actual amount of Taxes for the preceding calendar year in excess of Base Year Taxes (or proportional amount thereof for shorter periods during the Term);

          10.6.2 the Landlord's previously projected amount of Taxes for the preceding calendar year in excess of Base Year Taxes (or proportional amount thereof for shorter periods during the Term);

          10.6.3  the difference obtained by subtracting item 10.6.2 above from item 10.6.1 above; and

          10.6.4  the Tenant's Share of item 10.6.3 above.

     10.7 As soon as practicable after the close of the No Pass Through Period and December 31 of each year thereafter, any portion of which is during the Term, the Landlord shall furnish the Tenant with a notice setting forth:

          10.7.1 the Landlord's projection of annual Operational Expenses for the current period (if any portion thereof is during the Term);

          10.7.2  the amount of the Base Year Operational Expenses;

          10.7.3  the amount, if any, by which item 10.7.1 above exceeds item
10.7.2 above; and

          10.7.4  the Tenant's Share of item 10.7.3 above.

     10.8 As soon as practicable after December 31 of each year during the Term and after the end of the Term, the Landlord shall furnish the Tenant with a notice setting forth:

          10.8.1 the actual amount of Operational Expenses for the preceding calendar year in excess of Base Year Operational Expenses (or proportional amount thereof for shorter periods during the Term);

          10.8.2 the Landlord's previously projected amount of Operational Expenses for the preceding calendar year in excess of Base Year Operational Expenses (or proportional amount thereof for shorter periods during the Term);

          10.8.3  the difference obtained by subtracting item 10.8.2 above from item 10.8.1 above; and

          10.8.4  the Tenant's Share of item 10.8.3 above.

     10.9 As soon as practicable after incurring any Capital Expenditure, the Landlord shall furnish the Tenant with a notice setting forth:

          10.9.1 a description of the Capital Expenditure and the subject thereof;

          10.9.2 the date the subject of the respective Capital Expenditure was first placed into service and the period of useful life selected by the Landlord in connection with the determination of the Annual Amortized Capital Expenditure;

          10.9.3  the amount of the Annual Amortized Capital Expenditure; and

          10.9.4  the Tenant's Share of item 10.9.3 above.

     10.10 The Landlord's projection of current Tenant Electric Charges is at the rate of $1.35 per rentable square foot per year. From time to time, whenever the Landlord's estimate of Tenant Electric Charges changes, the Landlord shall furnish the Tenant with a notice setting forth its estimate of Tenant Electric Charges per month. Unless the Tenant desires to question the Landlord's then most recent estimate of Tenant Electric Charges exclusively in the manner set forth below, the Landlord's then most recent estimate shall be binding and shall continue in effect until any question raised by the Tenant is otherwise resolved in accordance with this subsection 10.10 of the Agreement. If the Tenant desires to question the Landlord's estimate of Tenant Electric Charges, the Tenant shall give notice to the Landlord of its desire. Upon receipt of the Tenant's notice, the Landlord shall obtain, at the Tenant's expense, a reputable, independent electrical engineer's formal written estimate and computation of the Tenant Electric Charges. The engineer's estimate and computation of Tenant Electric Charges shall thereupon control for a 12 month period commencing with the date as of which it is given effect as to Tenant Electric Charges, and until the Landlord furnishes the Tenant with a subsequent notice setting forth its estimate of Tenant Electric Charges per month, except to the extent that the

Landlord may increase them in proportion to increases in Utilities Expenses during the same period.

     10.11 Within 45 days after the Landlord gives any notice enumerated in subsections 10.5 through 10.10 of this Agreement, the Tenant or the Tenant's authorized agent, upon one week's prior notice to the Landlord, may inspect the Landlord's books and records, as they pertain to the particular expense in question, at the Landlord's office regarding the subject of any such notice to verify the amount(s) and calculations thereof. After payment of its Tenant's Share of the respective item for any period in accordance with the provisions of section 10 of this Agreement, no further inspection or review shall be conducted regarding Operational Expenses, Taxes, Capital Expenditures, Base Year Operational Expenses or Base Year Taxes except with respect to items and periods which may have been timely and otherwise properly questioned within the 45 day period. No inspection or review shall be conducted by any agent of the Tenant engaged, in whole or in part, on a contingent fee basis; and if any inspection or review is conducted, the Landlord shall have the right to verify that the provisions of this prohibition have been satisfied in each instance. The Landlord shall cooperate in such review and inspection by making such records reasonably available to the Tenant or its representatives. In the event that as a result of such inspection and review the parties agree that the Tenant has paid to the Landlord an amount which is in excess of one hundred five (105%) percent of the amount which Tenant should have paid pursuant to the notice given by the Landlord in accordance with subsection 10.8 of this Agreement, the Landlord shall credit the amount of the total overpayment against any amounts next due from the Tenant under this Agreement, or in the event that there are no longer any amounts due from the Tenant, the Landlord shall pay the amount of such excess to the Tenant within thirty (30) days after the Landlord and the Tenant agree to same. In the event that as a result of such inspection and review the parties agree that the Tenant has paid to the Landlord less than ninety five (95%) percent of the amount Tenant should have paid pursuant to the notice given by the Landlord in accordance with subsection 10.8 of this Agreement, the Tenant shall pay to the Landlord the amount of the total underpayment within thirty (30) days after the Landlord and Tenant agree to same. In the event that as a result of such inspection and review the parties agree that the Tenant has paid to the Landlord, pursuant to the notice given by the Landlord in accordance with subsection 10.8 of this Agreement, an amount which is one hundred ten (110%) percent or more of the amount which Tenant should have paid under subsection 10.8 of this Agreement, the Landlord shall pay the Tenant's reasonable and actual costs of such inspection and review. The Tenant shall keep any information gained from such audit confidential and shall not disclose it to any other party except the Tenant's retained professionals and except in the context of any judicial or administrative proceedings concerning Operational Expenses. The exercise by the Tenant of its audit rights hereunder shall not relieve the Tenant of its obligation to timely pay all sums due hereunder, including, without limitation, any disputed Operational Expenses. The provisions of this section shall survive the expiration or earlier termination of this Agreement.

     10.12 The mere enumeration of an item within the definitions of Operational Expenses and Capital Expenditures in subsections 10.2 and 10.3 of this Agreement, respectively, shall not be deemed to create an obligation on the part of the Landlord to provide such item unless the Landlord is affirmatively required to provide such item elsewhere in this Agreement.

11  Leasehold Improvements, Fixtures and Trade Fixtures.  All leasehold
    ---------------------------------------------------
improvements to the Leased Premises, fixtures installed in the Leased Premises and the blinds and floor treatments or coverings shall be the property of the Landlord, regardless of when, by which party or at which party's cost the item is installed. Movable furniture, furnishings, trade fixtures and equipment of the Tenant which are in the Leased Premises shall be the property of the Tenant, except as may otherwise be set forth in section 23 of this Agreement.

12  Alterations, Improvements and Other Modifications by the Tenant
    ---------------------------------------------------------------

     12.1 The Tenant shall not make any alterations, improvements or other modifications to the Leased Premises which effect structural changes in the Building or any portion thereof, change the functional utility or rental value of the Leased Premises or, except as may be contemplated by section 5 of this Agreement prior to the Commencement Date, affect the mechanical, electrical, plumbing or other systems installed in the Building or the Leased Premises.

     12.2 The Tenant shall not make any alterations, improvements or modifications to the Leased Premises, the Building or the Property or make any boring in the ceiling, walls or floor of the Leased Premises or the Building unless the Tenant shall have first:

          12.2.1 furnished to the Landlord detailed, New Jersey architect-certified construction drawings, construction specifications and, if they pertain in any way to the heating, ventilation and air conditioning or other systems of the Building, related engineering design work and specifications regarding, the proposed alterations, improvements or other modifications and, if the Tenant elects to perform the work through contractors of its own, paid the Landlord a combined drawings, specifications and design review fee and, during the course of the work, an inspection fee, equal to five percent of the reasonably estimated cost of the work;

          12.2.2 not received a notice, which notice shall not be unreasonably withheld, conditioned or delayed, from the Landlord objecting thereto in any respect within 30 days of the furnishing thereof (which shall not be deemed the Landlord's affirmative consent for any purpose);

          12.2.3 obtained any necessary or appropriate building permits or other approvals from the Municipality and, if such permits or other approvals are conditional, satisfied all conditions to the satisfaction of the Municipality; and

          12.2.4 met, and continued to meet, all the following conditions with regard to any contractors selected by the Tenant and any subcontractors, including materialmen, in turn selected by any of them:

                  12.2.4.1 the Tenant shall have sole responsibility for payment of, and shall pay, such contractors;

                  12.2.4.2 the Tenant shall have sole responsibility for coordinating, and shall coordinate, the work to be supplied or performed by such contractors, both among themselves and with any contractors selected by the Landlord;


                  12.2.4.3 the Tenant shall not permit or suffer the filing of any mechanic's notice of intention or other lien or prospective lien by any such contractor or subcontractor with respect to the Property, the Common Facilities, the Building or any other improvements on the Property; and if any of the foregoing should be filed by any such contractor or subcontractor, the Tenant shall forthwith obtain and file the complete discharge and release thereof or provide such payment bond(s) from a reputable, financially sound institutional surety as will, in the opinions of the Landlord, the holders of any mortgage indebtedness on, or other interest in, the Property, the Building, the Common Facilities or any other improvements on the Property, or any portions thereof, and their respective title insurers, be adequate to assure the complete discharge and release thereof;

                  12.2.4.4 prior to any such contractor's entering upon the Property, the Building or the Leased Premises or commencing work the Tenant shall have delivered to the Landlord (a) all the Tenant's certificates of insurance set forth in section 14 of this Agreement, conforming in all respects to the requirements of section 14 of this Agreement, except that the effective dates of all such insurance policies shall be prior to any such contractor's entering upon the Property, the Building or the Leased Premises or commencing work (if any work is scheduled to begin before the Commencement Date) and (b) similar certificates of insurance from each of the Tenant's contractors providing for coverage in equivalent amounts, together with their respective certificates of workers' compensation insurance, employer's liability insurance and products-completed operations insurance, the latter providing coverage in at least the amount required for the Tenant's comprehensive general public liability and excess insurance;

                  12.2.4.5 each such contractor shall be a party to collective bargaining agreements with those unions that are certified as the collective bargaining agents of all bargaining units of such contractor, of which all such contractor's workpersons shall be members in good standing;

                  12.2.4.6 each-such contractor shall perform its work in a good and workpersonlike manner and shall not interfere with or hinder the Landlord or any other contractor in any manner;

                  12.2.4.7 there shall be no labor dispute of any nature whatsoever involving any such contractor or any workpersons of such contractor or the unions of which they are members with anyone; and if such a labor dispute exists or comes into existence the Tenant shall forthwith, at the Tenant's sole cost and expense, remove all such contractors and their workpersons from the Building, the Common Facilities and the Property; and

                  12.2.4.8 the Tenant shall have the sole responsibility for the security of the Leased Premises and all contractors' materials, equipment and work, regardless of whether their work is in progress or completed.

     12.3 After the Commencement Date, the Tenant shall not apply any wall covering (except latex based flat paint) or other treatment to the walls of the Leased Premises without the prior written consent of the Landlord.

13  Landlord's Rights of Entry and Access.  The Landlord and its authorized
    -------------------------------------
agents shall have the following rights of entry and access to the Leased
Premises:

     13.1 In case of any emergency or threatened emergency, at any time for any purpose which the Landlord reasonably believes under such circumstances will serve to prevent, eliminate or reduce the emergency, or the threat thereof, or damage or threatened damage to persons and property.

     13.2 Upon at least one day's prior written advice to the Tenant, at any time for the purpose of erecting or constructing improvements, modifications, alterations and other changes to the Building or any portion thereof, including, without limiting the generality of the foregoing, the Leased Premises, the Common Facilities or the Property or for the purpose of repairing, maintaining or cleaning them, whether for the benefit of the Landlord, the Building, all tenants of Other Leased Premises in the Building, or one or more tenants of Other Leased Premises, the Carnegie Center Complex or others. In connection with any such improvements, modifications, alterations, other changes, repairs, maintenance or cleaning, the Landlord may close off such portions of the Property, the Building and the Common Facilities and interrupt such services as may be necessary to accomplish such work, without liability to the Tenant therefor and without such closing or interruption being deemed an eviction or constructive eviction or requiring an abatement of Rent. However, in accomplishing any such work, the Landlord shall endeavor not to materially interfere with the Tenant's use and enjoyment of the Leased Premises or the conduct of the Tenant's business and to minimize interference, inconvenience and annoyance to the Tenant.

     13.3 At all reasonable hours and upon reasonable prior notice for the purpose of operating, inspecting or examining the Building, including the Leased Premises, or the Property, provided that such entry shall not adversely affect or interfere with the Tenant's business.

     13.4 At any time after the Tenant has vacated the Leased Premises, for the purpose of preparing the Leased Premises for another tenant or prospective tenant.

     13.5 If practicable by appointment with the Tenant, at all reasonable hours for the purpose of showing the Building to prospective purchasers, mortgagees and prospective mortgagees and prospective ground lessees and lessors.

     13.6 If practicable by appointment with the Tenant, at all reasonable hours during the last six months of the Term for the purpose of showing the Leased Premises to prospective tenants thereof.

     13.7 The mere enumeration of any right of the Landlord within this section 13 of the Agreement shall not be deemed to create an obligation on the part of the Landlord to exercise any such right unless the Landlord is affirmatively required to exercise such right elsewhere in this Agreement.

14  Liabilities and Insurance Obligations.
    --------------------------------------

     14.1 The Tenant shall, at the Tenant's own expense, purchase before the Commencement Date, and maintain in full force and effect throughout the Term and any other period during which the Tenant may have possession of the Leased Premises, the following types of insurance coverage from financially sound and reputable insurers, licensed by the State of New Jersey to provide such insurance and acceptable to the Landlord, in the minimum amounts set forth below, each of which insurance policies shall be for the benefit of, and shall name the Landlord, the Landlord's managing agent and mortgagees and ground lessors known to the Tenant, if any, of the Building, the Common Facilities, the Property or any interest therein, their successors and assigns as additional persons insured, and none of which insurance policies shall contain a "co-insurance" clause:

           14.1.1 commercial general liability insurance and excess ("umbrella") insurance which, without limiting the generality of the foregoing, considered together shall insure against such risks as bodily injury, personal injury and property damage, with a combined single limit of not less than $3,000,000.00 for each occurrence and in the aggregate (or such greater amounts as the Landlord may reasonably specify from time to time by notice to the Tenant);

           14.1.2 contractual liability insurance which shall insure the risk of the Tenant's failure to perform all the Tenant's obligations under this Agreement by which the Tenant indemnities the Landlord, in an amount not less than $3,000,000.00; and

           14.1.3 "all risks" insurance covering the Leased Premises and leasehold improvements thereto in an amount sufficient to cover the replacement cost of all the Tenant's alterations, improvements, fixtures and personal property located in or on the Leased Premises.

     14.2  With respect to risks:

           14.2.1 as to which this Agreement requires either party to maintain insurance, or

           14.2.2 As to which either party is effectively insured and for which risks the other party may be liable, the party required to maintain such insurance and the party effectively insured shall use its best efforts to obtain a clause, if available from the respective insurer, in each such insurance policy expressly waiving any right of recovery, by reason of subrogation to such party's rights or otherwise, the respective insurer might otherwise have or obtain against the other party, so long as such a clause can be obtained in the respective insurance policy without additional premium cost. If such a clause can be obtained in the respective insurance policy, but only at additional premium cost, such party shall, by notice to the other party, promptly advise the other party of such fact and the amount of the additional premium cost. If the other party desires the inclusion of such a clause in the notifying party's respective insurance policy, the other party shall, within 10 days of receipt of the notifying party's notice, by notice advise the notifying party of its desire and enclose therewith its check in the full amount of the additional premium cost; otherwise the notifying party need not obtain such a clause in the respective insurance.

     14.3 Each party hereby waives any right of recovery against the other party for any and all damages for property losses and property damages which are actually insured by either party, but only to the extent:

           14.3.1 that the waiver set forth in this subsection 14.3 does not cause or result in any cancellation of, or diminution in, the insurance coverage otherwise available under any applicable insurance policy;

           14.3.2 of the proceeds of any applicable insurance policy (without adjustment for any deductible amount set forth therein) actually received by such party for such respective loss or damages; and

           14.3.3 the substance of the clause contemplated by subsection 14.2 of this Agreement is actually and effectively set forth in the respective insurance policy.

The waiver set forth in this subsection 14.3 of the Agreement shall not apply with respect to liability insurance policies (as opposed to property and casualty insurance policies).

     14.4 The Tenant hereby waives any right of recovery it might otherwise have against the Landlord for losses and damages caused actively or passively, in whole or in part, by any of the risks the Tenant is required to insure against in accordance with subsections 14.1.1 or 14.1.3 of this Agreement, unless such waiver would cause or result in a cancellation of, or diminution in, the coverage of the Tenant's policies of insurance against such risks.

     14.5 The Landlord shall have no liability whatsoever to the Tenant or the Tenant's employees, other agents or Guests or anyone else for any death, bodily injury, property loss or other damages suffered by any of them or any of their property which is not caused by the negligence or intentional misconduct of the Landlord.

     14.6 Each policy of insurance required under subsection 14.1 of this Agreement shall include provisions to the effect that:

           14.6.1 no act or omission of the Tenant, its employees, other agents or Guests shall result in a loss of insurance coverage otherwise available under such policy to any person required to be named as an additional insured in accordance with subsection 14.1 of this Agreement; and

           14.6.2 the insurance coverage afforded by such policy shall not be diminished, cancelled, permitted to expire or otherwise terminated for any reason except upon 30 days' prior written notice from the insurer to every person required to be named as an additional insured in accordance with subsection 14.1 of this Agreement.

     14.7 At any time when the Tenant or its contractors may be building out the Leased Premises or altering or improving any part of the Building at the Tenant's instance, the Tenant shall, at the Tenant's own expense, purchase before commencing such work, and maintain in full force and effect until final completion of the respective work, builders' risk insurance coverage from financially sound and reputable insurers, licensed by the State of New Jersey to provide such insurance and acceptable to the Landlord, which provides replacement cost coverage in the event any of the work is damaged by a covered peril as defined in the policy, which insurance policy shall be for the benefit of, and shall name, the Landlord, the Landlord's managing agent and mortgagees and ground lessors known to the Tenant, if any, of the Building, the Common Facilities, the Property or any interest therein, their successors and assigns as additional persons insured, and none of which insurance policies shall contain a "co-insurance" clause.

     14.8 With respect to each type of insurance coverage referred to in subsection 14.1 of this Agreement, prior to the Commencement Date the Tenant shall cause its insurer(s) to deliver to the Landlord the certificates) of the insurer(s) setting forth the name and address of the insurer, the name and address of each additional insured, the type of coverage provided, the limits of the coverage, the effective dates of coverage and that each policy under which coverage is provided affirmatively includes provisions to the effect set forth in subsection 14.6 of this Agreement. In the event any of such certificates indicates a coverage termination date earlier than the end of the Term or the end of any other period during which the Tenant may have possession of the Leased Premises, no later than 10 days before any such coverage termination date, the Tenant shall deliver to the Landlord respective, equivalent, new certificates) of the insurer(s).

     14.9 Throughout the Term, the Landlord shall insure the Building against loss due to fire and other casualties covered in standard extended coverage insurance policies in an amount equal to at least 100% of the replacement cost thereof, exclusive of architectural and engineering fees and excavation, footings and foundations costs. Such insurance shall also cover any initial leasehold improvements constructed or installed in the Leased Premises, as may be contemplated by section 5 of this Agreement, but shall not cover the Tenant's furniture, fixtures, equipment or other personal property of the Tenant in the Leased Premises. Throughout the Term, the Landlord shall maintain comprehensive general public liability insurance and excess ("umbrella") insurance which, without limiting the generality of the foregoing, considered together shall insure against such risks as bodily injury, death and property damage with a combined single limit of not less than $3,000,000 for each occurrence and in the aggregate.

     14.10 The Landlord hereby waives any right of recovery it might otherwise have against the Tenant for losses and damages caused actively or passively, in whole or in part, by any of the risks the Landlord is required to insure against in accordance with this Agreement, unless such waiver would cause or result in a cancellation of, or diminution in, the coverage of the Landlord's policies of insurance against such risks.

15  Casualty Damage to Building or Leased Premises.
    ----------------------------------------------

     15.1 In the event of any damage to the Building or any portion thereof by fire or other casualty, with the result that the Leased Premises are rendered unusable, in whole or in part, or not reasonably accessible to and from the Building's Common Facilities, within 30 business days of the occurrence of the casualty the Landlord shall determine and give notice of its determination to the Tenant whether, due to the extent of damage and the Landlord's analysis of the economic feasibility of rebuilding or restoring, the Landlord intends not to rebuild or restore the Building or, if the Landlord shall not have made that determination, the Landlord's reasonable opinion of the period of time required to restore the Building and the Leased Premises to their condition immediately prior to the occurrence of the respective casualty (exclusive of any improvements constructed, installed or added in the Leased Premises as contemplated by sections 5 or 12 of this Agreement).

           15.1.1 If the Landlord gives timely notice of its determination that it does not intend to rebuild or restore, due to the extent of damage and the Landlord's analysis of the economic feasibility of rebuilding or restoring, then this Agreement and the Term shall terminate effective as of the date of the subject casualty with respect to those portions of the Leased Premises rendered unusable by the subject casualty and as of the date of the Tenant's surrender with respect to those portions of the Leased Premises which were not rendered unusable by the subject casualty.

           15.1.2 Otherwise, if, in Landlord's reasonable opinion, the restoration contemplated by subsection 15.1 of this Agreement will take more than 240 days (inclusive of a reasonable period for adjustment of the Landlord's insurance claim, but exclusive of any period for resort to a formal dispute resolution forum with the insurer), then either the Landlord or the Tenant may elect to terminate the Term and this Agreement (effective as of the date of the subject casualty with respect to those portions of the Leased Premises rendered unusable by the subject casualty and as of the date of the Tenant's giving notice with respect to those portions of the Leased Premises which were not rendered unusable by the subject casualty) by timely notice of its election to the other. Notice of the Landlord's election to terminate, if any, shall be given to the Tenant within the 30 business day period contemplated by subsection
15.1 of this Agreement. If the Landlord shall not timely elect to terminate the Term and this Agreement, notice of the Tenant's election to terminate, if any, shall be given to the Landlord within the 30 day period immediately succeeding the Landlord's giving notice to the Tenant of the Landlord's estimated period to rebuild or restore.

           15.1.3 If (a) in the Landlord's reasonable opinion, the restoration contemplated by subsection 15.1 of this Agreement will take more than 240 days (inclusive of a reasonable period for adjustment of the Landlord's insurance claim, but exclusive of any period for resort to a formal dispute resolution forum with the insurer) and neither the Landlord nor the Tenant shall have timely exercised their respective rights to terminate contemplated by subsection
15.1.2 of this Agreement or (b) in the Landlord's reasonable opinion, the restoration contemplated by subsection 15.1 of this Agreement will take 240 days or less (inclusive of a reasonable period for adjustment of the Landlord's insurance claim, but exclusive of any period for resort to a formal dispute resolution forum with the insurer), then this Agreement shall remain in effect and the

Landlord shall restore the Building and the Leased Premises as contemplated by subsection 15.1 of this Agreement to the extent the Landlord shall have received (and no mortgagee of the Property or the Building shall have received) proceeds of any property, casualty or liability insurance on the damaged portions, causing the restoration to proceed diligently and expediently. Under the circumstances contemplated by clause (b) of this subsection 15.1.3 of the Agreement, if the Landlord shall not have timely restored the Building and the Leased Premises as contemplated by subsection 15.1 of this Agreement to the extent the Landlord shall have received proceeds of any property or liability insurance on the damaged portions, the Term shall terminate upon the expiration of 90 additional days (without the Landlord's completion of its restoration obligation in the interim) after the Tenant shall have given prompt notice that the Landlord has not completed its restoration obligations on a timely basis and that the Tenant desires termination of the Term (which termination shall be effective as of the date of the subject casualty with respect to those portions of the Leased Premises rendered unusable by the subject casualty and as of the date of the Tenant's giving notice with respect to those portions of the Leased Premises which were not rendered unusable by the subject casualty).

     15.2 Under the circumstances contemplated by subsection 15.1 of this Agreement, Rent shall abate from the date of the casualty until such time as the Building and the Leased Premises are again restored by the Landlord as contemplated by subsection 15.1 of this Agreement by the amount which bears the same proportion to the Rent otherwise payable during such period as the gross rentable floor space of the Leased Premises which are rendered unusable or not reasonably accessible to and from the Common Facilities of the Building bears to the gross rentable floor space of the Leased Premises.

     15.3 The restoration of the improvements constructed or installed in the Leased Premises as contemplated by sections 5 or 12 of this Agreement shall be the Tenant's responsibility. The Tenant shall make reasonable, good faith efforts to integrate the restoration which is its responsibility with the restoration which is the Landlord's responsibility. To the extent such integration is not feasible, the Tenant shall be allowed an additional, reasonable interval to complete its work, not to exceed 30 days after the completion of the Landlord's restoration work, and Rent shall continue to abate until the earlier of (i) the expiration of such additional interval or (ii) the completion of the Tenant's work, to the same extent contemplated by subsection
15.2. The Landlord shall cooperate with Tenant to integrate the restoration of such improvements during the reconstruction period.

     15.4 In the event either the Landlord shall make any election to cancel contemplated by subsection 15.1.1 of this Agreement or either the Landlord or the Tenant shall make any election to cancel contemplated by subsection 15.1.2 of this Agreement and this Agreement has in fact been terminated, then the Landlord may proceed with restoration (or non-restoration) in any manner it chooses, without any liability to Tenant.

     15.5 The Tenant shall promptly advise the Landlord by the quickest means of communication of the occurrence of any casualty damage to the Building or the Leased Premises of which the Tenant becomes aware.

16  Condemnation.
    ------------

     16.1 This section 16 of the Agreement shall apply if the power of eminent domain (or private purchase by any public or quasi-public body in lieu thereof for any public or quasi-public purpose) shall be exercised with the result that:

           16.1.1 all or substantially all the Property or the Leased Premises is taken during the Term for at least the balance of the Term;

           16.1.2 less than substantially all the Property, the Building or the Common Facilities (but none of the Leased Premises) is taken during the Term for at least the balance of the Term, but the Landlord reasonably promptly determines in good faith that it is not economically feasible for the Landlord to make any necessary alterations and continue to operate the portions not so taken, as they may be altered, as a first class Building and facility in the vicinity for the balance of the Term;

           16.1.3 less than substantially all the Leased Premises is taken during the Term for at least the balance of the Term, but the Tenant reasonably promptly determines in good faith that it can not continue to use and enjoy the portions not so taken for the conduct of its business in the ordinary course during the balance of the Term; or

           16.1.4 so much of the Property or the Common Facilities is taken during the Term for at least the balance of the Term that the Leased Premises are not reasonably accessible to and from the Common Facilities and reasonable alternate access is not provided by the Landlord.

     16.2 Under the circumstances contemplated by subsections 16.1.1 and subsections 16.1.4 of this Agreement, then either the Landlord or the Tenant may elect to terminate the Term by notice to the other given within 30 days after, and effective as of, the later of the date (i) that the condemnor acquires title to the portions taken or (ii) that possession of the portions taken is required to be delivered or surrendered to the condemning authority. Under the circumstances contemplated by subsection 16.1.2 of this Agreement the Landlord, and under the circumstances contemplated by subsection 16.1.3 of this Agreement the Tenant, respectively, may elect to terminate the Term by notice to the other given within 30 days after, and effective as of, the later of the date (i) that the condemnor acquires title to the portions taken or (ii) that possession of the portions taken is required to be delivered or surrendered to the condemning authority.

     16.3 Under the circumstances contemplated by subsection 16.1 of this Agreement, if no party with any right to elect to terminate the Term under subsection 16.2 of this Agreement shall have given timely notice to the other of exercise of its election to terminate the Term, this Agreement shall continue in full force and effect, but Rent shall abate, effective as of the later of the date (i) that the condemnor acquires title to the portions taken or (ii) that possession of the portions taken is required to be delivered or surrendered to the condemning authority, by the amount which bears the same proportion to the Rent otherwise payable during any period as the gross rentable floor space, if any, of the Leased Premises which is taken bears to the gross rentable floor space of the Leased Premises.

     16.4 Under any of the circumstances contemplated by this section 16 of the Agreement, the Tenant hereby waives any claim against the Landlord, the condemning authority for any thing of value, tangible or intangible, including, without limiting the generality of the foregoing, the putative value of any leasehold interest or the loss of the use of same, except for any right the Tenant might have to make a claim, independent of, and without reference to or having any effect on, any claim, award or settlement of the Landlord, against the condemning authority regarding the value of the Tenant's installed trade fixtures and other installed equipment which are not removable from the Leased Premises or for ordinary and necessary moving and relocation expenses occasioned by the taking.

17  Assignment or Subletting by Tenant.
    ----------------------------------

     17.1 Except as may be specifically set forth in this section 17 of the Agreement, the Tenant shall not:

           17.1.1 assign, or purport to assign, this Agreement or any of the Tenant's rights hereunder;

           17.1.2 sublet, or purport to sublet, the Leased Premises or any portion thereof;

           17.1.3 license, or purport to license, the use or occupancy of the Leased Premises or any portion thereof;

           17.1.4 otherwise transfer, or attempt to transfer any interest including, without limiting the generality of the foregoing, a mortgage, pledge or security interest, in this Agreement, the Leased Premises or the right to the use and occupancy of the Leased Premises; or

           17.1.5 indirectly accomplish, or permit or suffer the accomplishment of, any of the foregoing by merger or consolidation with another entity, by acquisition or disposition of assets or liabilities outside the ordinary course of the Tenant's business or by acquisition or disposition, by the Tenant's equity owners or subordinated creditors, of any of their respective interests in the Tenant.

     17.2 The Tenant shall not assign this Agreement or any of the Tenant's rights hereunder or sublet the Leased Premises or any portion thereof without first giving sixty days' prior notice to the Landlord of its desire to assign or sublet and requesting the Landlord's consent and without first receiving the Landlord's prior written consent, which consent shall not be unreasonably, withheld, delayed or conditioned. The Tenant's notice to the Landlord shall include:

           17.2.1 the full name, address and telephone number of the proposed assignee or sublessee;

           17.2.2 a description of the type(s) of business in which the proposed assignee or sublessee is engaged and proposes to engage;

           17.2.3 a description of the precise use to which the proposed assignee or sublessee intends to put the Leased Premises or portion thereof;

           17.2.4 the proposed assignee's or subtenant's most recent quarterly and annual financial statements prepared in accordance with generally accepted accounting principles and any other evidence of financial position and responsibility that the Tenant or proposed assignee or sublessee may desire to submit;

           17.2.5 by diagram and measurement of the actual square feet of floor space, the precise portion of the Leased Premises proposed to be subject to the assignment of this Agreement or to be sublet;

           17.2.6 a complete, accurate and detailed description of the terms of the proposed assignment or sublease including, without limiting the generality of the foregoing, all consideration paid or given, or proposed to be paid or to be given, by the proposed assignee, sublessee or other person to the Tenant and the respective times of payment or delivery; and

           17.2.7  any other information reasonably requested by the Landlord.

     17.3  By the expiration of the notice period contemplated by subsection
17.2 of this Agreement, the Landlord, in its sole discretion, shall take one of the following actions by notice to the Tenant:

           17.3.1 grant consent on the terms and conditions set forth in subsection 17.4 of this Agreement and such other reasonable terms and conditions set forth in the Landlord's notice;

           17.3.2 refuse to grant consent for any of the reasons set forth in subsection 17.5 of this Agreement or for any other reasonable reason set forth in the Landlord's notice; or

           17.3.3 elect to terminate the Term as of (a) the end of the third full month after the Tenant has given notice of the Tenant's desire to assign or sublet or (b) the proposed effective date of the proposed assignment or sublease.

     17.4 The Landlord's consent to the Tenant's proposed assignment or sublease, if granted under subsection 17.3.1 of this Agreement, shall be subject to all the following terms and conditions (and to any other terms and conditions permitted by that subsection):

           17.4.1 any proposed assignee or sublessee shall, by document executed and delivered forthwith to the Landlord, agree to be bound by all the obligations of the Tenant set forth in this Agreement;

           17.4.2 the Tenant shall remain liable under this Agreement, jointly and severally with any proposed assignee or sublessee, for the timely performance of all obligations of the Tenant set forth in this Agreement;

           17.4.3 the Tenant shall forthwith deliver to the Landlord manually executed copies of all documents regarding the proposed assignment or sublease and a written, accurate and complete description, manually executed both by the Tenant and the proposed assignee or sublessee, of any other agreement, arrangement or understanding between them regarding the same;

           17.4.4 with respect to any consideration or other thing of value received or to be received by the Tenant in connection with any such assignment or sublease (other than those payable in equal monthly installments each month during the proposed term of any such assignment or sublease), the Tenant shall pay to the Landlord one-half of any such amount and one-half of the fair market value of any other thing of value within 10 days of receipt of same; and

           17.4.5 with respect to any amount payable to the Tenant in equal monthly installments each month during the proposed term of any such assignment or sublease in connection with such assignment or sublease (net of the monthly amount of the balance of unrecovered Transaction Costs in connection with the respective assignment or sublet, amortized over the term of the respective assignment or sublet), which amount is in excess of the amount which bears the same ratio to the monthly installment of Rent due from the Tenant as the usable floor space of the Leased Premises subject to the assignment or sublease bears to the usable floor space of the entire Leased Premises, the Tenant shall pay one-half of such excess to the Landlord together with the Tenant's monthly installment of Rent.

     17.5 The Landlord's refusal to grant consent under subsection 17.3.2 of this Agreement shall not be deemed an unreasonable withholding of consent if based upon any of the following reasons (or any other reason permitted by that subsection):

           17.5.1 the Landlord desires to take one of the other actions enumerated in subsection 17.3 of this Agreement;

           17.5.2 there is already another assignee, sublessee or licensee of all or a portion of the Leased Premises;

           17.5.3  the proposed sublease is for a term of less than one year;

           17.5.4 the proposed sublease is for a term which would expire after the Term;

           17.5.5 less than one year remains in the Term as of the proposed effective date of the proposed assignment or sublease;

           17.5.6 the general reputation, financial position or ability or type of business of, or the anticipated use of the Leased Premises by, the proposed assignee or proposed sublessee is unsatisfactory to the Landlord or is inconsistent with those of tenants of Other Leased Premises or of the Carnegie Center Complex or inconsistent with any commitment made by the Landlord to any such other tenant;

           17.5.7 the proposed consideration to be paid to the Tenant during any period of 12 months is less than ninety five (95%) percent of the amount of the Market Rental Rate divided by the gross rentable floor space of the Leased Premises and multiplied by that portion of the gross rentable floor space of the Leased Premises proposed to be subject to the proposed assignment or sublease;

           17.5.8 the gross rentable floor space of the portion of the Leased Premises proposed to be sublet is less than one-third of the gross rentable floor space of the Leased Premises; or

           17.5.9 the proposed assignee or sublessee is a tenant of Other Leased Premises; or

           17.5.10 the proposed assignee or sublessee is a tenant of other premises in the Carnegie Center Complex, provided that on the date of the delivery of the notice set forth in subsection 17.2 of this Agreement, in the event of a proposed assignment there is available space comparable in size to the Leased Premises or in the event of a proposed sublease, there is available space comparable in size to the portion of the Leased Premises proposed to be sublet.

     17.6 Notwithstanding anything to the contrary set forth in section 17 of this Agreement, the Landlord hereby consents to the Tenant's subletting the Leased Premises or portion thereof specified below if:

           17.6.1 at or prior to the respective dates of exercise and effectiveness thereof (a)(i) no Event of Default shall have occurred or (ii) if an Event of Default shall have occurred, the Tenant shall have previously cured it in full or the Landlord shall have waived it and (b) there shall not have been a History of Recurring Events of Default; and

           17.6.2 the Tenant and the proposed sublessee comply with all the conditions set forth in subsections 17.4.1 through 17.4.3 of this Agreement; and

           17.6.3 at the date of effectiveness of the proposed sublet there is not already more than one other assignee, sublessee or licensee of the Leased Premises or any portions thereof; and

           17.6.4  one of the following is applicable:

                   17.6.4.1 the proposed sublessee is, and continues to be, an Affiliate of the Tenant, except that if the proposed sublessee is a person controlling the Tenant the proposed sublessee shall also have a net worth at least as great as that of the Tenant on the Commencement Date; or

                   17.6.4.2 the proposed sublessee is a person (a) resulting from the merger or consolidation of the Tenant with or into such person or (b) purchasing substantially all the assets (subject to substantially all the liabilities) of the Tenant and succeeding to the business of the Tenant, provided either the Tenant or the proposed sublessee shall have and shall continue to have a net worth at least as great as that of the Tenant on the Commencement Date.

     17.7 No person other than the Tenant shall have any assignment or sublet rights under this Agreement.

18  Signs, Displays and Advertising.
    -------------------------------

     18.1 The Tenant shall have one sign identifying the Landlord's assigned number for the Leased Premises at the principal entrance to the Leased Premises. The Tenant may identify itself in or on each of: the sign at the principal entrance to the Leased Premises, the Building directory and the directory, if any, on the floor of the Building on which the Leased Premises is located. All such signs, and the method and materials used in mounting and dismounting them, shall be in accordance with the Landlord's specifications. All such signs shall be provided and mounted by the Landlord at the Landlord's expense, except that the Tenant shall bear any expense of identifying itself on the sign at the principal entrance to the Leased Premises.

     18.2 No other sign, advertisement, fixture or display shall be used by the Tenant on the Property or in the Building or the Common Facilities. Any signs other than those specifically permitted under subsection 18.1 of this Agreement shall be removed promptly by the Tenant or by the Landlord at the Tenant's expense.

19  Quiet Enjoyment.  The Landlord is the owner of the Building, the Property
    ---------------
and those Common Facilities located on the Property. The Landlord has the right and authority to enter into and execute and deliver this Agreement with the Tenant. So long as an Event of Default shall not have occurred, the Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises during the Term in accordance with this Agreement.

20  Relocation.  At any time and from time to time during the Term, on at least
    ----------
90 days, prior notice to the Tenant, the Landlord shall have the right to move the Tenant out of the Leased Premises and into premises having at least equal floor space located in the Building or in any other comparable building located in the Carnegie Center Complex for the duration of the Term, subject to receipt of the prior written consent of TIAA in its sole discretion, so long as TIAA is the holder of the first mortgage on the Property. In the event the Landlord exercises this right of relocation, the Landlord shall decorate the new premises similarly to the Leased Premises, and remove, relocate and reinstall the Tenant's furniture, trade fixtures, furnishings and equipment, all at the sole cost and expense of the Landlord. When the substitute new premises are ready, the Tenant shall surrender the Leased Premises. Following any such relocation, this Agreement shall continue in full force and effect except for the description of the Leased Premises, the Building and the Property which, upon completion of such relocation, shall be deemed amended to describe the substitute new premises, building and property, respectively, to which the Tenant shall have been relocated in accordance with this section 20 of the Agreement.

21  Surrender.  Upon termination of the Term, or at any other time at which the
    ---------
Landlord, by virtue of any provision of this Agreement or otherwise has the right to re-enter and re-take possession of the Leased Premises, the Tenant shall surrender possession of the Leased Premises; remove from the Leased Premises all property owned by the Tenant or anyone else other than the Landlord; remove from the Leased Premises any alterations, improvements or other modifications to the Leased Premises that the Landlord may request by notice, provided that the Landlord delivered written notice to the Tenant at the time the Landlord approved such alterations, improvements or other modifications to the Leased Premises that the Landlord would require the Tenant to remove any such alterations, improvements or other modifications at the expiration of the Term; make any repairs required by such removal; clean the Leased Premises; leave the Leased Premises in as good order and condition as it was upon the completion of any improvements contemplated by section 5 of this Agreement, ordinary wear and use excepted; return all copies of all keys and passes to the Leased Premises, the Common Facilities and the Building to the Landlord; and receive the Landlord's written acceptance of the Tenant's surrender. The Landlord shall not be deemed to have accepted the Tenant's surrender of the Leased Premises unless and until the Landlord shall have execute(! and delivered the Landlord's written acceptance of surrender to the Tenant, which shall not be unreasonably withheld or delayed. Provided that there is no Event of Default under this Agreement at the time of the surrender of possession of the Leased Premises by the Tenant in accordance with the terms of this section 21, the Tenant shall have no liability under this Agreement after the Tenant has surrendered possession of the Leased Premises in accordance with the terms of this section 21 and prior to the delivery by the Landlord to the Tenant of the Landlord's written acceptance of surrender.

22  Events of Default.  The occurrence of any of the following events shall
    -----------------
constitute an Event of Default under this Agreement:

     22.1 the Tenant's failure to pay any installment of Basic Rent or any amount of Additional Rent when it is first due (by the tenth day after the day it is first due, in the case of the first payment in any period of 12 consecutive calendar months that is not paid on the day it is first due);

     22.2 the Tenant's failure to perform any of its obligations under this Agreement if such failure has caused, loss or damage that can not promptly be cured by subsequent act of the Tenant;

     22.3 the Tenant's failure to complete performance of any of the Tenant's obligations under this Agreement (other than those contemplated by subsections
22.1 and 22.2 of this Agreement) within 20 days after the Landlord shall have given notice to the Tenant specifying which of the Tenant's obligations has not been performed and in what respects, unless completion of performance within such period of 20 days is not possible using diligence and expedience, then within a reasonable time of the Landlord's notice so long as the Tenant shall have commenced substantial performance within the first three days of such period of 20 days and shall have continued to provide substantial performance, diligently and expediently, through to completion of performance;

     22.4 the sale, transfer or other disposition of any interest of the Tenant in the Leased Premises by way of execution or other legal process;

     22.5 with the exception of those of the following events to which section 365 of the Bankruptcy Code shall apply in the context of an office lease (in which case subsection 22.6 of this Agreement shall apply):

           22.5.1  the Tenant's becoming a "debtor," as that term is defined in section 101 of the Bankruptcy Code;

           22.5.2 any time when either the value of the Tenant's liabilities exceed the value of the Tenant's assets or the Tenant is unable to pay its obligations as and when they respectively become due in the ordinary course of business;

           22.5.3 the appointment of a receiver or trustee of the Tenant's property or affairs; or

           22.5.4 the Tenant's making an assignment for the benefit of, or an arrangement with or among, creditors or filing a petition in insolvency or for reorganization or for the appointment of a receiver;

     22.6 in the event of the occurrence of any of the events enumerated in subsection 22.6 of this Agreement to which section 365 of the Bankruptcy Code shall apply in the context of an office lease, the earlier of the bankruptcy trustee's rejection or deemed rejection (as those terms are used in section 365 of the Bankruptcy Code) of this Agreement.

23  Rights and Remedies.
    -------------------

     23.1 Upon the occurrence of an Event of Default the Landlord shall have all the following rights and remedies:

           23.1.1 to elect to terminate the Term by giving notice of such election, and the effective date thereof, to the Tenant and to receive Termination Damages;

           23.1.2 to elect to re-enter and re-take possession of the Leased Premises, without thereby terminating the Term, by giving notice of such election, and the effective date thereof, to the Tenant and to receive Re-Leasing Damages;

           23.1.3 if the Tenant remains in possession of the Leased Premises after the Tenant's obligation to surrender the Leased Premises shall have arisen, to remove the Tenant and the Tenant's and any others' possessions from the Leased Premises by any of the following means without any liability to the Tenant therefor, any such liability to the Tenant therefor which might otherwise arise being hereby waived by the
Tenant: legal proceedings (summary or otherwise), writ of dispossession and any other means and to receive Holdover Damages and, except in the circumstances contemplated by section 20 of this Agreement, to receive all expenses incurred in removing the Tenant and the Tenant's and any others' possessions from the Leased Premises, and of storing such possessions if the Landlord so elects;

           23.1.4 to seek specific performance, temporary restraints and preliminary and permanent injunctive relief regarding Events of Default where the Landlord's rights and remedies at law may be inadequate, without the necessity of proving actual damages or the inadequacy of the rights and remedies at law;

           23.1.5 to receive all expenses incurred in securing, preserving, maintaining and operating the Leased Premises during any period of vacancy, in making repairs to the Leased Premises, in preparing the Leased Premises for re-leasing and in re-leasing the Leased Premises including, without limiting the generality of the foregoing, any brokerage commissions;

           23.1.6 to receive all legal expenses, including without limiting the generality of the foregoing, reasonable attorneys' fees incurred in connection with pursuing any of the Landlord's rights and remedies, including indemnification rights and remedies;

           23.1.7 if the Landlord, in its sole discretion, elects to perform any obligation of the Tenant under this Agreement (other than the obligation to pay Rent) which the Tenant has not timely performed, to receive all expenses incurred in so doing;

           23.1.8 to elect to pursue any legal or equitable right and remedy available to the Landlord under this Agreement or otherwise; and

           23.1.9 to elect any combination, or any sequential combination of any of the rights and remedies set forth in subsection 23.1 of this Agreement.

     23.2 In the event the Landlord elects the right and remedy set forth in subsection 23.1.1 of this Agreement, Termination Damages shall be equal to the amount which, at the time of actual payment thereof to the Landlord, is the sum of:

           23.2.1  all accrued but unpaid Rent;

           23.2.2 the present value (calculated using the most recently available (at the time of calculation) published weekly average yield on United States Treasury securities having maturities comparable to the balance of the then remaining Term) of the sum of all payments of Rent remaining due (at the time of calculation) until the date the Term would have expired (had there been no election to terminate it earlier) less the present value (similarly calculated) of all payments of rent to be received through the end of the Term (had there been no election to terminate it earlier) from a lessee, if any, of the Leased Premises at the time of calculation (and it shall be assumed for purposes of such calculations that (i) the amount of future Additional Rent due per year under this Agreement will be equal to the average Additional Rent per month due during the 12 full calendar months immediately preceding the date of any such calculation, increasing annually at a rate of eight percent compounded, (ii) if any calculation is made before the first anniversary of the end of the No Pass Through Period, the average Additional Rent due for any month after the end of the No Pass Through Period will be equal to nine percent of the sum of the Base Year Operating Expenses, Base Year Taxes, Annual Amortized Capital Expenditures and Tenant Electric Charges (considered on an annual basis), (iii) if any calculation is made before the beginning of the Base Year, the sum of Base Year Taxes and Base Year Operational Expenses shall be assumed to be $5.00 per gross rentable square foot and (iv) if any calculation is made before the end of the Base Year, Base Year Taxes and Base Year Operational Expenses may be extrapolated based on the year to date experience of the Landlord);

           23.2.3 the Landlord's reasonably estimated cost of demolishing any leasehold improvements to the Leased Premises; and

           23.2.4 that amount, which as of the occurrence of the Event of Default, bears the same ratio to the costs, if any, incurred by the Landlord (and not paid by the Tenant) in building out the Leased Premises in accordance with section 5 of this Agreement as the number of months remaining in the Term (immediately before the occurrence of the Event of Default) bears to the number of months in the entire Term (immediately before the occurrence of the Event of Default).

     23.3 In the event the Landlord elects the right and remedy set forth in subsection 23.1.2 of this Agreement, Re-Leasing Damages shall be equal to the Rent less any rent actually and timely received by the Landlord from any lessee of the Leased Premises or any portion thereof, payable at the respective times that Rent is payable under the Agreement plus the cost, if any, to the Landlord of building out or otherwise preparing the Leased Premises for, and leasing the Leased Premises to, any such lessee.

     23.4 In the event the Landlord elects the right and remedy set forth in subsection 23.1.3 of this Agreement, Holdover Damages shall mean damages at the rate per month or part thereof equal to the greater of: (a) one and one-half times one-twelfth of the then Market Rental Rate plus all Additional Rent as set forth in this Agreement or (b) double the average amount of all payments of Rent due under this Agreement during each of the last 12 full calendar months prior to the Landlord's so electing or, in the event the Term shall have terminated by expiration under subsection 24.1.1 of this Agreement, the last full 12 calendar months of the Term, in either case payable in full on the first day of each holdover month or part thereof.

     23.5 In connection with any summary proceeding to dispossess and remove the Tenant from the Leased Premises under subsection 23.1.3 of this Agreement, the Tenant hereby waives:

           23.5.1 any notices for delivery of possession thereof, of termination, of demand for removal therefrom, of the cause therefor, to cease, to quit and all other notices that might otherwise be required pursuant to 2A N.J.S.A. 18-53 et seq.;
               ------

           23.5.2 any right the Tenant might otherwise have to cause a termination of the action or proceeding by paying to the Landlord or into court or otherwise any Rent in arrears;

           23.5.3 any right the Tenant might otherwise have to a period of waiting between issuance of any warrant in execution of any judgment for possession obtained by the Landlord and the execution thereof;

           23.5.4 any right the Tenant might otherwise have to transfer or remove such proceeding from the court (or the particular division or part of the court) or other forum in which it shall have been instituted by the Landlord to another court, division or part;

           23.5.5 any right the Tenant might otherwise have to redeem the Tenant's former leasehold interest between the entry of any judgment and the execution of any warrant issued in connection therewith by paying to the Landlord or into Court or otherwise any Rent in arrears; and

           23.5.6 any right the Tenant might otherwise have to appeal any judgment awarding possession of the Leased Premises to the Landlord.

     23.6 The enumeration of rights and remedies in this section 23 of the Agreement is not intended to be exhaustive or exclusive of any rights and remedies which might otherwise be available to the Landlord, or to force an election of one or more rights and remedies to the exclusion of others, concurrently, consecutively or sequentially. On the contrary, each right and remedy enumerated in this section 23 of the Agreement is intended to be cumulative with each other right and remedy enumerated in this section 23 of the Agreement and with each other right and remedy that might otherwise be available to the Landlord; and the selection of one or more of such rights and remedies at any time shall not be deemed to prevent resort to one or more others of such rights and remedies at the same time or a subsequent time, even with regard to the same occurrence sought to be remedied.

     23.7  The Landlord shall use reasonable efforts to mitigate damages.

24  Termination of the Term.
    -----------------------

     24.1 The Term shall terminate upon the earliest of the following events to occur:

           24.1.1  expiration of the Term;

           24.1.2 in connection with a transaction contemplated by section 16 of this Agreement and under the circumstances contemplated by subsection 16.2 of this Agreement, the effective date of termination of the Term as set forth in subsection 16.2;

           24.1.3 upon the respective effective dates of termination set forth in the various subsections (whichever may be applicable) of subsection 15.1 of this Agreement providing for termination of the Term under various circumstances; or

           24.1.4 the effective date of any election by the Landlord under subsection 17.3.3 of this Agreement in response to the Tenant's notice of the Tenant's desire to assign this Agreement or to sublet all or a portion of the Leased Premises; or

           24.1.5 the effective date of any election by the Landlord to terminate the Term under subsection 23.1.1 of this Agreement.

     24.2 No termination of the Term shall have the effect of releasing the Tenant from any obligation or liability theretofore or thereby incurred and, until the Tenant shall have surrendered the Leased Premises in accordance with section 21 of this Agreement, from any obligation or liability thereafter incurred.

25  Mortgage and Underlying Lease Priority.  This Agreement and the estate,
    --------------------------------------
interest and rights hereby created for the benefit of the Tenant are, and shall always be, subject and subordinate to the lien, terms and provisions of any mortgage (other than a mortgage created by the Tenant or a sale, transfer or other disposition by the Tenant in the nature of a security interest in violation of subsections 17.1.4 and 22.5, respectively, of this Agreement) already or afterwards placed on the Carnegie Center Complex, the Property, the Common Facilities, the Building or any estate or interest therein including, without limiting the generality of the foregoing, any new mortgage or any mortgage extension, renewal, modification, consolidation, replacement, supplement or substitution. This Agreement and the estate, interest and rights hereby created for the benefit of the Tenant are, and shall always be, subordinate to any ground lease already or afterwards made with regard to the Carnegie Center Complex, the Property, the Common Facilities, the Building or any estate or interest therein including, without limiting the generality of the foregoing, any new ground lease or any ground lease extension, renewal, modification, consolidation, replacement, supplement or substitution. The provisions of this section 25 of the Agreement shall be self-effecting; and no further instrument shall be necessary to effect any such subordination.
However, in confirmation of either of the foregoing subordinations, the Tenant shall, at the Landlord's written request, execute any requisite or appropriate certificate or other document. If the Tenant does not execute and deliver any requisite or appropriate certificate or other document within 10 days of the Landlord's written request therefor, the Tenant hereby constitutes and appoints the Landlord as the Tenant's attorney in fact to execute any such certificate or other document for or on behalf of the Tenant. Nevertheless, the Tenant hereby consents that any mortgagee or mortgagee's successor in interest may, at any time and from time to time, by notice to the Tenant, subordinate its mortgage to the estate and interest created by this Agreement; and upon the giving of such notice, the subject mortgage shall be deemed subordinate to the estate and interest created by this Agreement regardless of the respective times of execution or delivery of either or of recording the subject mortgage.

26  Transfer by Landlord.
    --------------------

     26.1 The Landlord shall have the right at any time and from time to time to sell, transfer, lease or otherwise dispose of the Carnegie Center Complex, the Property, the Common Facilities or the Building or any of the Landlord's interests therein, or to assign this Agreement or any of the Landlord's rights thereunder.

     26.2 Upon giving notice of the occurrence of any transaction contemplated by subsection 26.1 of this Agreement, the Landlord shall thereby be relieved of any obligation that might otherwise exist under this Agreement with respect to periods subsequent to the effective date of any such transaction. If, in connection with any transaction contemplated by subsection 26.1 of this Agreement the Landlord transfers, or makes allowance for, any Security Deposit of the Tenant and gives notice of that fact to the Tenant, the Landlord shall thereby be relieved of any further obligation to the Tenant with regard to any such Security Deposit; and the Tenant shall look solely to the transferee with respect to any such Security Deposit.

     26.3 In the event of the occurrence of any transaction contemplated by subsection 26.1 of this Agreement the Tenant, upon written request therefor from the transferee, shall attorn to and become the tenant of such transferee upon the terms and conditions set forth in this Agreement.

     26.4 Notwithstanding anything to the contrary that may be set forth in subsections 26.1, 26.2 and 26.3 of this Agreement, in the event any mortgage contemplated by section 25 of this Agreement is enforced by the respective mortgagee pursuant to remedies provided in the mortgage or otherwise provided by law or equity and any person succeeds to the interest of the Landlord as a result of, or in connection with, any such enforcement, the Tenant shall, upon the request of such successor in interest, automatically attorn to and become the Tenant of such successor in interest without any change in the terms or provisions of this Agreement, except that such successor in interest shall not be bound by: (a) any payment of Basic Rent or Additional Rent (exclusive of prepayments in the nature of a Security Deposit actually received by such successor) for more than one month in advance or (b) any amendment or other modification of this Agreement which was made without the consent of such mortgagee or such successor in interest; and, upon the request of such successor in interest, the Tenant shall execute, acknowledge and deliver any instruments) confirming such attornment. Furthermore, the Tenant agrees that on such attornment, such successor shall not be (i)liable for damages for any act or omission of any prior landlord or (ii) be subject to any credits, offsets, defenses, claims or counterclaims that the Tenant might have against any prior landlord for periods prior to such attornment. The Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give the Tenant any right to terminate or otherwise adversely affect this Agreement and the obligations of the Tenant hereunder in the event of the enforcement of any mortgage as set forth above. In all events, within-10 days of the written request of the Landlord, the Tenant shall execute and deliver to the Landlord a subordination, non-disturbance and attornment agreement in the then current standard form of any mortgagee of the Property or any portion thereof, provided such standard form does not purport to increase the Tenant's obligations under this Agreement or to diminish the Tenant's rights under this Agreement.

     26.5 If this Agreement and the estate, interest and rights hereby created for the benefit of the Tenant are ever subject and subordinate to any ground lease contemplated by section 25 of this Agreement:

           26.5.1 upon the expiration or earlier termination of the term of any such ground lease before the termination of the Term under this Agreement, the Tenant shall attorn to, and become the Tenant of, the lessor under any such ground lease and recognize such lessor as the Landlord under this Agreement for the balance of the Term; and

           26.5.2 such expiration or earlier termination of the term of any such ground lease shall have no effect on the Term under this Agreement.

     26.6  Notwithstanding anything to the contrary that may be set forth in section 25 of this Agreement, with respect to any mortgages or ground leases contemplated by section 25 of this Agreement, the Landlord shall use reasonable commercial efforts to obtain from each such mortgagee and ground lessor its respective standard form of non-disturbance, attornment and subordination agreement which includes a provision to the effect that, in the event of enforcement of any remedies provided in the respective mortgage or ground lease, respectively, or otherwise, so long as an Event of Default shall not have occurred, the Tenant shall not be disturbed in its possession of the Leased Premises in accordance with this Agreement and which does not include any provision increasing the Tenant's obligations otherwise due, or diminishing the Tenant's rights otherwise available, in either case in accordance with this Agreement. Any processing or other fee that the mortgagee or ground lessor may charge and any reasonable legal expense that the Landlord may incur in connection with performing its obligations under this subsection shall be paid by the Tenant.

     26.7 No part of the Rent payable under this Agreement, if any, shall be based in whole or in part on the income or profits derived from the Leased Premises except for percentage rent based on gross (not net) receipts or sales. If the mortgagee providing financing of all or any part of the Property succeeds to the Landlord's interest under this Agreement and such mortgagee's counsel advises the Landlord in writing that all or any portion or the Rent payable under this Agreement is or may be deemed to be unrelated business income within the meaning of the Internal Revenue Code or regulations issued thereunder, such mortgagee may elect to amend unilaterally the calculation of the Rent under this Agreement will constitute unrelated business income, but such amendment shall not increase the Tenant's payment obligations or other liability under this Agreement or reduce the Landlord's obligations under this Agreement. If such mortgagee so request in writing, the Tenant shall be obligated to execute any document the mortgagee deems necessary to effect such amendment of this Agreement. Any sublease of the Leased Premises or any portion thereof shall include the provisions of this subsection 26.7.

27  Indemnification.
    ---------------

     27.1 The Tenant shall, and hereby does, indemnify the Landlord against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses including, without limiting the generality of the foregoing, expenses of investigation, defense and enforcement thereof or of the obligation set forth in this section 27 of the Agreement including, without limiting the generality of the foregoing, attorneys' fees, imposed on or incurred by the Landlord in connection with any of the following matters which occurs during the Term:

           27.1.1 any matter, cause or thing arising out of the use, occupancy, control or management of the Leased Premises or any portion thereof which is not caused by the Landlord's negligence or intentional act;

           27.1.2 any negligence or intentional act on the part of the Tenant or any of its employees, other agents or Guests;

           27.1.3 any accident, injury or damage to any person or property occurring in or about the Leased Premises which is not caused by the Landlord's active gross negligence or intentional act;

           27.1.4 any representation made by the Tenant in this Agreement shall have been inaccurate or incomplete in any material respect either on the date it was made or the date as of which it was made;

           27.1.5 the imposition of any mechanic's, materialman's or other lien on the Property, the Common Facilities, the Building, the Leased Premises or any portion of any of the foregoing, or the filing of any notice of intention to obtain any such lien, in connection with any alteration, improvement or other modification of the Leased Premises made or authorized by the Tenant (which indemnification obligation shall be deemed to include the Tenant's obligations set forth in subsection 12.2.4.3 of this Agreement); or

           27.1.6 any failure on the part of the Tenant to perform or comply with any obligation of the Tenant set forth in this Agreement. Notwithstanding the foregoing, the Tenant shall have no obligation to indemnify the Landlord under this subsection 27.1.6 to the extent that such indemnification would result in duplicating damages received by the Landlord under section 23 of this Agreement as a result of an Event of Default.

     27.2 Payment of indemnification claims by the Tenant to the Landlord shall be due upon the Landlord's giving notice thereof to the Tenant.

     27.3 The Landlord shall promptly give notice of any claim asserted, or action or proceeding commenced, against it as to which it intends to claim indemnification from the Tenant and, upon notice from the Tenant so requesting, shall forward to the Tenant copies of all claim or litigation documents received by it. Upon receipt of such notice the Tenant may, by notice to the Landlord, participate therein and, to the extent it may desire, assume the defense thereof through independent counsel selected by the Tenant and reasonably satisfactory to the Landlord. The Landlord shall not be bound by any compromise or settlement of any such claim, action or proceeding without its prior written consent.

28  Parties' Liability.
    -------------------

     28.1 None of the following occurrences shall constitute a breach of this Agreement by the Landlord, a termination of the Term, an active or constructive eviction or an occurrence requiring an abatement of Rent:

           28.1.1 the inability of the Landlord to provide any utility or service to be provided by the Landlord, as described in section 8 of this Agreement which is due to causes beyond the Landlord's control, or to necessary or advisable improvements, maintenance, repairs or emergency, so long as the Landlord uses reasonable efforts and diligence under the circumstances to restore the interrupted service or utility;

           28.1.2 any improvement, modification, alteration or other change made to the Carnegie Center Complex, the Property, the Building or the Common Facilities by the Landlord consistently with the Landlord's obligations set forth in subsection 13.2 of this Agreement; and

           28.1.3  any change in any Federal, state or local law or ordinance.

     28.2 Except for the commencement, duration or termination of the Term (other than under the circumstances contemplated by subsection 15.1 of this Agreement), the Tenant's obligation to make timely payments of Rent, the Tenant's obligation to maintain certain insurance coverage in effect, the Tenant's failure to perform any of its other obligations under this Agreement if such failure has caused loss or damage that can not promptly be cured by subsequent act of the Tenant and the period within which any type of option or optional right exercisable by the Tenant must be exercised, any period of time during which the Landlord or the Tenant is prevented from performing any of its respective obligations under this Agreement because of fire, any other casualty or catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, governmental prohibitions or preemptions, embargoes or inability to obtain labor or material due to shortage, governmental regulation or prohibition or any other cause beyond the Landlord's control, shall be added to the time when such performance is otherwise required under this Agreement.

     28.3 In the event the Landlord or any of its successors or assigns is an individual, partnership, joint venture, association or a participant in a joint tenancy or tenancy in common, the Landlord, the partners, venturers, members and joint owners and any successors and assigns of the Landlord shall not have any personal liability or obligation under or in connection with this Agreement or the Tenant's use and occupancy of the Leased Premises; but recourse shall be limited exclusively to the Landlord's interest and the Landlord's successors and assigns in the Building, including, but not limited to, rents, insurance proceeds and condemnation awards received thereby.

     28.4 If, at any time during the Term, the payment or collection of any Rent otherwise due under this Agreement shall be limited, frozen or otherwise subjected to a moratorium by applicable law, and such limitation, freeze or other moratorium shall subsequently be lifted, whether before or after the termination of the Term, such aggregate amount of Rent as shall not have been paid or collected during the Term on account of any such limitation, freeze or other moratorium, shall thereupon be due and payable at once. There shall be added to the maximum period of any otherwise applicable statute of limitation the entire period during which any such limitation, freeze or other moratorium shall have been in effect.

     28.5 If this Agreement is executed by more than one person as Tenant, their liability under this Agreement and in connection with the use and occupancy of the Leased Premises shall be joint and several.

     28.6 In the event any rate of interest, or other charge in the nature of interest, calculated as set forth in this Agreement would lead to the imposition of a rate of interest in excess of the maximum rate permitted by applicable usury law, only the maximum rate permitted shall be charged and collected.

     28.7 The rule of construction that any ambiguities that may be contained in any contract shall be construed against the party drafting the contract shall be inapplicable in construing this Agreement.

     28.8 Notwithstanding anything to the contrary that may be set forth in subsection 28.1 of this Agreement, if (a) electricity or, between May 15/th/ and September 30/th/ of each year during the Term, building standard air conditioning or, between October 15/th/ and May 14/th/, heat as needed to the Building or to the Leased Premises or any material portion of either is interrupted for a period of more than fifteen (15) consecutive days; and (b) if, and to the extent, the Tenant is prevented by such interruption from using the Leased Premises or any material portion thereof; and (c) if the cause of such interruption is located on the Property and distinctly within the control of the Landlord to cure (as opposed to interruptions caused by a utility or vendor outage affecting other properties in the area as well as the Property), then Rent shall abate, to the extent the Tenant is prevented by such interruption from using the Leased Premises or any material portion thereof, from the day after the conclusion of such fifteen (15) day period until such interruption is so cured that the Tenant may again utilize the Leased Premises or the material portion thereof it was prevented thereby from using as a result of such interruption.

29  Security Deposit.
    ----------------

     29.1 The Tenant shall pay to the Landlord upon execution and delivery of this Agreement the sum of $80,553.00 as a security deposit to be held by the Landlord as security for the Tenant's performance of all the Tenant's obligations under this Agreement. The Landlord may commingle the Security Deposit with its general funds. Any interest earned on the Security Deposit shall belong to the Landlord. The Tenant shall not encumber the Security Deposit. The Landlord, in its sole discretion, may apply the Security Deposit to cure any Event of Default under this Agreement. If any such application is made, upon notice by the Landlord to the Tenant, the Tenant shall promptly replace the amount so applied. If there has been no Event of Default, within 30 days after termination of the Term the Landlord shall return the entire balance of the Security Deposit to the Tenant. The Tenant will not look to any foreclosing mortgagee of the Property, the Building, the Common Facilities or any interest therein for such return of the balance of the Security Deposit, unless the mortgagee has expressly assumed the Landlord's obligations under this Agreement or has actually received the balance of the Security Deposit.

     29.2 As an alternative to the cash Security Deposit contemplated by subsection 29.1 of this Agreement, the Tenant may, upon execution and delivery of this Agreement, deliver to the Landlord an irrevocable letter of credit in the same amount for the benefit of the Landlord, draws upon which are conditioned only on the Landlord's certification of the occurrence of an Event of Default that, at the time of the draw, shall not have been cured in full by the Tenant. The letter of credit shall be issued by a reputable commercial bank operating in the United States reasonably satisfactory to the Landlord. The letter of credit shall be held by the Landlord as a Security Deposit for the Tenant's performance of all the Tenant's obligations under this Agreement. The Tenant shall not encumber the Security Deposit. The Landlord, in its sole discretion, may draw upon the Security Deposit to cure any Event of Default under this Agreement. If any such application is made, upon notice by the Landlord to the Tenant, the Tenant shall promptly replace the amount so applied, either in cash or in the form of an additional letter of credit with otherwise similar terms. The letter of credit shall be for a term equal to the Term or, if the issuer of the letter of credit regularly and customarily only issues letters of credit for shorter terms, for the longest of such shorter regular and customary terms, but in no event for a term shorter than one year. If the letter of credit is issued for a term shorter than the Term, the Tenant shall obtain and deliver to the Landlord a renewal letter of credit for a term equal to the shorter of (i) the balance of the Term or (ii) the longest of the issuer's regular and customary terms, no later than 30 days prior to expiration of the term of the then current letter of credit. If the Tenant shall fail to obtain and deliver to the Landlord on a timely basis any such conforming renewal letter of credit, the Landlord shall have the right to draw 100% of the then current letter of credit and hold the proceeds as a cash Security Deposit in accordance with subsection 29.1 of this Agreement.

30  Representations.
    ---------------

     30.1  The Tenant hereby represents and warrants that:

           30.1.1 no broker or other agent has shown the Leased Premises or the Building to the Tenant, or brought either to the Tenant's attention;

           30.1.2 the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Tenant have been duly and validly authorized by its general partners, to the extent required by their partnership agreement and applicable law, if the Tenant is a partnership or, if the Tenant is a limited liability company, by its representatives and members to the extent required by their operating agreement and applicable law or, if the Tenant is a corporation, by its board of directors and, if necessary, by its stockholders at meetings duly called and held on proper notice for that purpose at which there were respective quorums present and voting throughout; and no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to the Tenant's execution and delivery of this Agreement; and

           30.1.3 the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Tenant will not result in a breach or violation of, or constitute a default under, the provisions of any statute, charter, certificate of incorporation or bylaws or partnership agreement of the Tenant or any affiliate of the Tenant, as presently in effect, or any indenture, mortgage, lease, deed of trust, other agreement, instrument, franchise, permit, license, decree, order, notice, judgment, rule or order to or of which the Tenant or any affiliate of the Tenant is a party, a subject or a recipient or by which the Tenant, any affiliate of the Tenant or any of their respective properties and other assets is bound.

     30.2  The Landlord hereby represents and warrants that:

           30.2.1 the terms of this Agreement are not in conflict with the terms or provisions of any mortgage or superior lease that now or may hereafter affect the Building, the Property or the Carnegie Center Complex;

           30.2.2 the Building, the Carnegie Center Complex, the Property, the Common Facilities and the Leased Premises are currently in conformity and compliance with all governmental rules, regulations, statutes and requirements and shall be as of the Commencement Date;

           30.2.3 except as set forth in subsection 7.1 of this Agreement, no exclusives or restrictive use covenants or similar agreements affect the Tenant's use of the Leased Premises as such use is described in subsection 7.1 of this Agreement; and

           30.2.4 the Landlord has good right and full power to let and lease the Leased Premises.

31  Reservation in Favor of Tenant.  Neither the Landlord's forwarding a copy of
    ------------------------------
this document to any prospective tenant nor any other act on the part of the Landlord prior to execution and delivery of this Agreement by the Landlord shall give rise to any implication that any prospective tenant has a reservation, an option to lease or an outstanding offer to lease any premises.

32  Tenant's Certificates and Mortgagee Notice Requirements.
    -------------------------------------------------------

     32.1 Promptly upon request of the Landlord at any time or from time to time, but in no event more than five days after the Landlord's respective request, the Tenant shall execute, acknowledge and deliver to the Landlord or its designee an estoppel or other certificate, satisfactory in form and substance to the Landlord and any of its mortgagees, ground lessors or lessees or transferees or prospective mortgagees, ground lessors or lessees or transferees, with respect to any of or all the following matters and, without limiting the generality of this subsection 32.1 of the Agreement, which certificate, while TIAA remains the holder of the first mortgage on the Property, shall be on TIAA's then current standard form, which standard form, as of September 2000, is attached hereto as Exhibit G:

           32.1.1 whether this Agreement (including any modifications)is then in full force and effect;

           32.1.2 whether this Agreement has not been amended, modified, superseded, canceled, repudiated or revoked;

           32.1.3 whether the Landlord has satisfactorily completed all construction work, if any, required of the Landlord or contractors selected and retained by the Landlord in connection with readying the Leased Premises for occupancy by the Tenant in accordance with section 5 of this Agreement;

           32.1.4 whether the Tenant is then in actual possession of the Leased Premises;

           32.1.5 whether, to the best of the Tenant's knowledge, the Tenant then has no offsets, defenses, claims or counterclaims this Agreement or otherwise against the Landlord or with respect to the Leased Premises;

           32.1.6 whether, to the best of the Tenant's knowledge, Landlord is not then in breach of this Agreement in any respect;

           32.1.7 whether the Tenant then has no knowledge of any assignment of this Agreement, the pledging or granting of any security interest in this Agreement or in Rent due and to become due under this Agreement;

           32.1.8 whether Rent is not then accruing under this Agreement in accordance with its terms;

           32.1.9  whether any Rent is not then in arrears;

           32.1.10 whether Rent due or to become due under this Agreement has not been prepaid by more than one month;

           32.1.11 if the response to any of the foregoing matters is in the negative, a specification of all the precise reasons that necessitated the negative response in each instance; and

           32.1.12 any other matter reasonably requested by the Landlord or any of its mortgagees, ground lessors-or lessees or transferees or prospective mortgagees, ground lessors or lessees or transferees, including, without limiting the generality of the foregoing, such information as the Landlord may request for purposes of assuring compliance with the Industrial Site Recovery Act (13 N.J.S.A. 1K-6 et seq.), as it may be amended, and any other applicable
                      ------
Federal, state or local statute, ordinance, rule, regulation or order concerned with environmental matters.

     32.2 If, in connection with the Landlord's or a prospective transferee's obtaining financing or refinancing of the Carnegie Center Complex, the Property, the Building, the Common Facilities, any portion thereof or any interest therein, the Landlord or a prospective lender shall so request, the Tenant shall furnish to the requesting party within 15 days of the request:

           32.2.1 its written consent to any requested modifications of this Agreement provided that, in each such instance, the requested modification does not increase the Rent otherwise due or, in the reasonable judgment of the Tenant, otherwise materially increase the obligations of the Tenant under this Agreement or materially adversely affect the Tenant's leasehold interest created hereby or the Tenant's use and enjoyment of the Leased Premises (except in the circumstances contemplated by section 16 of this Agreement); and

           32.2.2 summary financial information regarding its financial position as of the close of its most recently completed fiscal year and its most recently completed interim fiscal period and regarding its results of operations for the periods then ended and comparable year earlier periods, certified by Tenant's chief financial officer to be a complete, accurate and fair presentation of the summary financial information purporting to be set forth therein.

     32.3 The holder of the first mortgage on the Property is TIAA, whose address is 730 Third Avenue/ New York, New York 10017-3206. The Tenant shall give notice to TIAA at such address (and to any other mortgagee regarding which the Landlord shall have given notice to the Tenant of such other mortgagee's name and address) of any notice of breach or default previously or afterwards given by the Tenant to the Landlord under this Agreement and provide in such notice that if the Landlord has not cured such breach or default within any permissible cure period then such mortgagee shall have the greater of (a) an additional period of 30 days or (b) if such default cannot practically be cured within such period, such additional period as is reasonable under the circumstances, within which to cure such default. Upon request of the Landlord at any time or from time to time, the Tenant shall execute, acknowledge and deliver to the Landlord or its designee an acknowledgment of receipt of any such notice, an acknowledgment of receipt of any notice of assignment of this Agreement or rights hereunder by the Landlord to any of its mortgagees and the Tenant's agreement to the foregoing effect on the respective forms, if any, furnished by the Landlord or the respective mortgagees.

33  Waiver of Jury Trial and Arbitration
    ------------------------------------

     33.1 The parties hereby waive any right they might otherwise have to a trial by jury in connection with any dispute arising out of or in connection with this Agreement or the use and occupancy of the Leased Premises; and they hereby consent to arbitration of any such dispute in Princeton, New Jersey, in accordance with the rules for commercial arbitration of the American Arbitration Association or successor organization, except that the Landlord, in its sole discretion, may, with respect to any dispute involving either (i) the Landlord's right to re-enter and re-take possession of the Leased Premises or (ii) the determination of money damages following the occurrence of an Event of Default under this Agreement, elect to pursue any of or all its rights in any court of competent jurisdiction. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

34  Severability.  In the event that any provision of this Agreement, or the
    ------------
application of any provision in any instance, shall be conclusively determined by a court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of the balance of this Agreement.

35  Notices. All notices contemplated by, permitted or required by this
    -------
Agreement shall be in writing. All notices required by this Agreement shall be personally delivered or forwarded by certified mail--return receipt requested, addressed to the intended party at its address first set forth above (adding, in the case of notices to the Landlord after the Commencement Date, "Attention:
Lease Administration") or, in the case of notices to the Tenant during the Term or any other period during which the Tenant shall be in possession of the Leased Premises, at the Leased Premises. Either party may from time to time change the address prescribed in this Agreement for notices to it by notice to the other. All notices required under this Agreement shall be deemed given upon their deposit, properly addressed and postage prepaid, in a postal depository or upon personal delivery to the intended party, regardless of whether delivery shall be refused.

36  Captions.  Captions have been inserted at the beginning of each section of
    --------
this Agreement for convenience of reference only and such captions shall not affect the construction or interpretation of any such section of this Agreement.

37  Counterparts.  This Agreement may be executed in more than one counterpart,
    ------------
each of which shall constitute an original of this Agreement but all of which, taken together, shall constitute one and the same Agreement.

38  Applicable Law.  This Agreement and the obligations of the parties hereunder
    --------------
shall be governed by and construed in accordance with the laws of the State of New Jersey.

39  Exclusive Benefit.  Except as may be otherwise specifically set forth in
    -----------------
this Agreement, this Agreement is made exclusively for the benefit of the parties hereto and their permitted assignees and no one else shall be entitled to any right, remedy or claim by reason of any provision of this Agreement.

40  Successors.  This Agreement shall be binding upon the parties hereto and
    ----------
their respective successors and assigns.

41  Amendments.  This Agreement contains the entire agreement of the parties
    ----------
hereto, subsumes all prior discussions and negotiations and, except as may otherwise be specifically set forth in this Agreement, this Agreement may not be amended or otherwise modified except by a writing signed by all the parties to this Agreement.

42  Waiver.  Except as may otherwise be specifically set forth in this
    ------
Agreement, the failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty set forth in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation or warranty set forth in this Agreement.

The Landlord's acceptance of, or endorsement on, any partial payment of Rent or any late payment of Rent from the Tenant shall not operate as a waiver of the Landlord's right to the balance of the Rent due on a timely basis regardless of any writing to the contrary on, or accompanying, the Tenant's partial payment or the Landlord's putative acquiescence therein.

43  Course of Performance.  No course of dealing or performance by the parties,
    ---------------------
or any of them, shall be admissible for the purpose of obtaining an interpretation or construction of this Agreement at variance with the express language of the Agreement itself.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



                    LANDLORD:


                    CARNEGIE 214 ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership

                         BOSTON PROPERTIES, L.L.C.,
                         its general partner

                              By:   Boston Properties Limited
                                    Partnership, its managing member


                              By:   Boston Properties, Inc., its
                                    general partner


                                    By:______________________________________
                                         Mitchell Landis, Vice President





                    TENANT:

                    Level 8 Systems, Inc.



                    By:_________________________


                    Name:_______________________


                    Title:______________________